Filed Pursuant to Rule 424(b)(3)
Registration No. 333-165643

CARTER VALIDUS MISSION CRITICAL REIT, INC.

SUPPLEMENT NO. 6 DATED AUGUST 17, 2012 TO THE PROSPECTUS DATED APRIL 26, 2012

This document supplements, and should be read in conjunction with, the prospectus of Carter Validus Mission Critical REIT, Inc. (the “Company”), dated April 26, 2012, and Supplement No. 5, dated August 9, 2012. Unless otherwise defined in this prospectus supplement, capitalized terms used in this prospectus supplement shall have the same meanings as set forth in the prospectus.

The purpose of this prospectus supplement is to describe the following:

(1)	the status of our initial public offering of shares of common stock;

(2)	the extension of the offering of shares of our common stock until December 10, 2013, unless extended by our board of directors as permitted under applicable law or earlier terminated;

(3)	the completion of our acquisition of the Texas Data Center Portfolio;

(4)	Management’s Discussion and Analysis of Financial Condition and Results of Operations section, substantially the same as that which was filed in our Quarterly Report on Form 10-Q on August 10, 2012;

(5)	revised forms of subscription agreements; and

(6)	updated financial information regarding the Company.

Status of Our Public Offering

We commenced our initial public offering of 175,000,000 shares of common stock on December 10, 2010 (the “Offering”). Of these shares, we are offering 150,000,000 shares in a primary offering and 25,000,000 shares pursuant to our distribution reinvestment plan (“DRIP”). As of August 15, 2012, we had accepted investors’ subscriptions for and issued 11,187,011 shares of our common stock in the Offering (including shares of common stock issued pursuant to the DRIP), resulting in our receipt of gross proceeds of $110,651,410. As of August 15, 2012, we had 163,812,989 shares of our common stock remaining in our Offering.

We will offer shares of our common stock pursuant to the Offering until December 10, 2013, unless all shares being offered have been sold, in which case the Offering will be terminated. If all of the shares we are offering in the Offering have not been sold by December 10, 2013, we may extend the Offering as permitted under applicable law. In addition, at the discretion of our board of directors, we may elect to extend the termination date of our Offering of shares reserved for issuance pursuant to the DRIP until we have sold all shares allocated to the DRIP through the reinvestment of distributions, in which case participants in the DRIP will be notified. The Offering must be registered in every state in which we offer or sell shares. Generally, such registrations are for a period of one year. Therefore, we may have to stop selling shares in any state in which our registration is not renewed or otherwise extended annually. We reserve the right to terminate the Offering at any time prior to the stated termination date.

Extension of Public Offering

The fifth paragraph of the cover page of the prospectus and all similar discussions appearing throughout the prospectus are superseded in their entirety as follows:

SC Distributors, LLC, which is a member firm of the Financial Industry Regulatory Authority, or FINRA, serves as our dealer manager and will offer our shares of common stock on a best efforts basis. This offering will end no later than December 10, 2013, which is three years from the effective date of this offering, unless we elect to extend it to a date no later than June 8, 2014, which is 180 days following the third anniversary of the effective date of this offering.

The first paragraph of the “Prospectus Summary—Terms of the Offering” section beginning on page 7 of the prospectus and all similar discussions appearing throughout the prospectus are superseded in their entirety as follows:

We are offering an aggregate of up to 150,000,000 shares of common stock in our primary offering on a “best efforts” basis at $10.00 per share. Discounts are available for certain categories of purchasers as described in the “Plan of Distribution” section of this prospectus. We also are offering up to an additional 25,000,000 shares of common stock under our distribution reinvestment plan at $9.50 per share, subject to certain limitations, as described in the “Distribution Reinvestment Plan” section of this prospectus. We will offer shares of common stock in our primary offering until the earlier of December 10, 2013 or the date we sell 150,000,000 shares, unless we elect to extend it to a date no later than June 8, 2014, which is 180 days following the third anniversary of the effective date of the offering. We may amend, suspend or terminate the distribution reinvestment plan at our discretion at any time upon ten days’ prior written notice to our stockholders. Additionally, we will be required to discontinue sales of shares under the distribution reinvestment plan on the earlier to occur of (a) December 10, 2013, which is three years from the effective date of this offering, and (b) the date we sell all the shares registered for sale under the distribution reinvestment plan, unless we elect to extend it to a date no later than June 8, 2014. We may sell shares under the distribution reinvestment plan beyond such time, but only if there is an effective registration statement with respect to the shares. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and our distribution reinvestment plan. This offering must be registered in every state in which we offer or sell shares. Generally, such registrations are for a period of one year. Therefore, we may have to stop selling shares in any state in which our registration is not renewed or otherwise extended annually. We may terminate this offering at any time prior to the stated termination date.

The second paragraph of the “Prospectus Summary—Distribution Reinvestment Plan” section on page 18 of the prospectus is superseded in its entirety as follows:

If you participate in the distribution reinvestment plan, you will not receive the cash from your distributions, other than any special distributions that are designated by our board of directors. As a result, you may have a tax liability with respect to your share of our taxable income, but you will not receive cash distributions to pay such liability. We may amend, suspend or terminate the distribution reinvestment plan at our discretion at any time upon ten days’ prior written notice to you. Additionally, we will be required to discontinue sales of shares under the distribution reinvestment plan on the earlier of December 10, 2013, which is three years from the effective date of this offering, and the date we sell all the shares registered for sale under the distribution reinvestment plan, unless we elect to extend it to a date no later than June 8, 2014. We reserve the right to reallocate the shares of our common stock we are offering between the primary offering and the distribution reinvestment plan.

The third paragraph of the “Plan of Distribution—The Offering” section on page 173 of the prospectus is superseded in its entirety as follows:

The shares are being offered on a “best efforts” basis, which means generally that the dealer manager is required to use only its reasonable best efforts to sell the shares and it has no firm commitment or obligation to purchase any of the shares. We also are offering up to an additional 25,000,000 shares for sale pursuant to our distribution reinvestment plan. The purchase price for shares sold under our distribution reinvestment plan will be $9.50 per share during this offering, and until such time as our board of directors determines a reasonable estimate of the value of our shares. Thereafter the purchase price per share under our distribution reinvestment plan will be 95% of the net asset value per share of common stock, as determined by our board of directors. No selling commissions or dealer manager fees will be paid with respect to these shares. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and our distribution reinvestment plan. The offering of shares of our common stock will terminate on or before December 10, 2013, which is three years after the effective date of this offering, unless we elect to extend the primary offering to a date no later than June 8, 2014, which is 180 days following the third anniversary of the effective date of this offering. If we decide to extend the offering beyond December 10, 2013, we will provide notice in a prospectus supplement. In addition, at the discretion of our board of directors, we may elect to extend the termination date of our offering of shares reserved for issuance pursuant to our distribution reinvestment plan, or to file a new registration statement in connection with our distribution reinvestment plan, until we have sold all shares allocated to such plan, in which case participants in the plan will be notified. This offering must be registered, or exempt from registration, in every state in which we offer or sell shares. Generally, such registrations are for a period of one year. Therefore, we may have to stop selling shares in any state in which our registration is not renewed or otherwise extended annually. We reserve the right to terminate this offering at any time prior to the stated termination date.

Real Properties

The following information should be read in conjunction with the discussion contained in the “Investment Objectives, Strategy and Criteria—Description of Real Estate Investments—Wholly-owned properties” section beginning on page 112 of the prospectus.

Description of Real Estate Investments

We engage in the acquisition and ownership of quality income-producing commercial real estate with a focus on data centers and medical facilities, preferably with long-term net leases to investment grade and other creditworthy tenants.

Wholly-owned properties

As of August 16, 2012, we, through separate wholly-owned limited liability companies, owned a 100% fee simple interest in eight properties located in five states, consisting of approximately 747,262 gross rentable square feet of commercial space. The properties generally were acquired through the use of proceeds from our initial public offering of our common stock, our line of credit and/or notes payable.

The following table summarizes the property acquired since August 9, 2012:

Property Description	Date Acquired	Year Built		Purchase Price	Fees Paid to Sponsor (1)	Initial Yield (2)	Average Yield (3)	Physical Occupancy
Texas Data Center Portfolio(4)	8/16/2012	1984/1986	(5)	$45,900,000	$918,000	7.50%	8.44%	100.00%

(1)	Fees paid to sponsor include payments made to an affiliate of our advisor for acquisition fees in connection with the property acquisition. It does not include fees paid to any property manager, including our affiliated property manager. For more detailed information on fees paid to our advisor or its affiliates, see the section captioned “Management Compensation” beginning on page 84 of the prospectus.

(2)	Initial yield is calculated as the current annualized rental income for the in-place leases at the respective property divided by the property purchase price adjusted for certain seller credits, exclusive of acquisition costs and fees paid to our advisor or its affiliates. In general, the property is subject to long-term net leases. Accordingly, our management believes that current annualized rental income is a more appropriate figure from which to calculate initial yield than net operating income.

(3)	Average yield is calculated as the average annual rental income, adjusted for any rent incentives, for the in-place leases over the non-cancellable lease term at the respective property divided by the property purchase price adjusted for certain seller credits, exclusive of acquisition costs and fees paid to our advisor or its affiliates. In general, the properties are subject to long-term net leases. Accordingly, our management believes that average annual rental income is a more appropriate figure from which to calculate average yield than net operating income.

(4)	The Texas Data Center Portfolio consists of two data center properties, the InterNap Data Center and the Atos Data Center, located in the Dallas/Fort Worth area and as such may compete with other data center properties for tenants. We believe each property in the Texas Data Center Portfolio is suitable for its intended purpose as a data center and adequately covered by insurance. We currently have no plans for any renovations, improvements or development of the Texas Data Center Portfolio.

(5)	The InterNap Data Center was constructed in 1986 and redeveloped into a data center in 2011.

Tenant Lease Expirations

The following information should be read in conjunction with the discussion contained in the “Investment Objectives, Strategy and Criteria—Description of Real Estate Investments—Tenant Lease Expirations—Wholly-owned properties” section on page 113 of the prospectus.

Wholly-owned properties

The following table sets forth the principal provisions of the lease terms for the major tenants at the wholly-owned property acquired since August 9, 2012:

Property Description	Major Tenants (1)	Total Square Feet Leased	% of Total Square Feet Leased	Renewal Options (2)	Annual Base Rent at Acquisition		Base Rent Per Square Foot	Lease Terms (3)
Texas Data Center Portfolio	InterNAP Network Services Corp.(4)	128,753	100.00%	None	$1,448,471	(5)	$11.25	7/1/2012	6/30/2022
	Atos IT Solutions and Services, Inc.(6)	90,689	100.00%	3/5 yr.	$1,995,158	(7)	$22.00	4/1/2006	3/31/2023

(1)	Major tenants include those tenants that occupy greater than 10% of the rentable square feet of their respective property. We believe each of these tenants is credit worthy.

(2)	Represents option renewal period/term of each option.

(3)	Represents lease term beginning with the later of the purchase date or the rent commencement date through the end of the non-cancellable lease term.

(4)	InterNap Network Services Corp. runs a colocation data center.

(5)	Annual rent increases $1.00 per square foot every two years. Compounded annual growth rate over the lease term is 3.44%

(6)	Atos IT Solutions and Services, Inc. runs a colocation data center.

(7)	The annual base rent under the net lease increases by 2.0% of the then-current base rent.

The following information should be read in conjunction with the discussion contained in the “Investment Objectives, Strategy and Criteria—Depreciable Tax Basis—Wholly-owned and joint venture properties” section appearing on page 116 of the prospectus.

Wholly-owned and joint venture properties

When we calculate depreciation expense for federal income tax purposes, we depreciate personal property and buildings based upon an estimated useful life of 7 and 39 years, respectively. The preliminary depreciable basis in the property noted above is estimated, as of August 16, 2012, as follows:

Wholly-owned Property	Depreciable Tax Basis
Texas Data Center Portfolio	$41,310,000

The following information should be read in conjunction with the discussion contained in the “Investment Objectives, Strategy and Criteria—Placement of Debt on Certain Real Property Investments—Entry Into a Line of Credit Facility” section beginning on page 114 of the prospectus.

Line of Credit Facility

Each subsidiary of Carter/Validus Operating Partnership, LP (“CVOP”) in the collateral pool is a party to, and guarantor of, the KeyBank Loan Agreement and has secured the KeyBank Line of Credit by executing a Mortgage or Deed of Trust and an Assignment of Leases and Rents for the benefit of the lender. The following table presents information on the properties in which CVOP has pledged a security interest that serves as collateral for the KeyBank Line of Credit since August 9, 2012:

Entity (1)	Property (2)	Date Added	Borrowing Base Availability (3)
DC-5000 Bowen Road, LLC	Texas Data Center Portfolio	August 16, 2012	$13,660,000
DC-1221 Coit Road, LLC	Texas Data Center Portfolio	August 16, 2012	9,805,000

Total			$23,465,000

(1)	CVOP has assigned its rights under respective property management agreements and advisory agreements of the entities as additional collateral to secure the KeyBank Line of Credit.

(2)	CVOP has pledged a security interest in the properties that serve as collateral for the KeyBank Line of Credit pursuant to the terms of the KeyBank Loan Agreement and through the KeyBank Mortgage or Deed of Trust.

(3)	The actual amount of credit available under the KeyBank Line of Credit is a function of certain loan-to-cost, loan-to-value, debt yield and debt service coverage ratios contained in the KeyBank Loan Agreement.

As of the date of this prospectus supplement, we have drawn down $14,000,000 under the KeyBank Line of Credit and we have approximately $18,290,000 remaining available under the KeyBank Line of Credit.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and the notes thereto, included elsewhere in this prospectus supplement.

The terms “we,” “our,” “us,” and the “Company” refer to Carter Validus Mission Critical REIT, Inc., the Carter/Validus Operating Partnership, LP and all consolidated subsidiaries.

Forward-Looking Statements

Certain statements contained in this prospectus supplement, other than historical facts, include forward-looking statements that reflect our expectations and projections about our future results, performance, prospects and opportunities. Such statements include, in particular, statements about our plans, strategies, and prospects and are subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “would,” “could,” “should,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date this prospectus supplement is filed with the Securities and Exchange Commission (the “SEC”). We make no representation or warranty (express or implied) about the accuracy of any such forward-looking statements contained in this prospectus supplement, and we do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Forward-looking statements that were true at the time made may ultimately prove to be incorrect or false. We caution investors not to place undue reliance on forward-looking statements, which reflect our management’s view only as of the date of this prospectus supplement. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results. See Item 1A. “Risk Factors” of our 2011 Annual Report on Form 10-K and of the Quarterly Report on Form 10-Q for the period ended June 30, 2012 for a discussion of some, although not all, of the risks and uncertainties that could cause actual results to differ materially from those presented in our forward-looking statements.

Management’s discussion and analysis of financial condition and results of operations are based upon our condensed consolidated financial statements, which have been prepared in accordance with GAAP. The preparation of these financial statements requires our management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On a regular basis, we evaluate these estimates. These estimates are based on management’s historical industry experience and on various other assumptions that are believed to be reasonable under the circumstances. Actual results may differ from these estimates.

Overview

We were formed on December 16, 2009 under the laws of Maryland to acquire and operate a diversified portfolio of income producing commercial real estate. We may also invest in real estate related securities. We have elected to be taxed and currently qualify as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended, (the “Code”) for federal income tax purposes.

We are conducting a best efforts initial public offering (the “Offering”), in which we are offering to the public up to 150,000,000 shares of common stock at a price of $10.00 per share in our primary offering and up to 25,000,000 additional shares pursuant to a distribution reinvestment plan (the “DRIP”). The SEC first declared our registration statement effective as of December 10, 2010. We will sell shares of our common stock in our Offering until the earlier of December 10, 2013, or the date on which the maximum offering amount has been sold; provided, however, that our board of directors may extend our offering as permitted under applicable law, or we may extend our offering with respect to shares of our common stock offered pursuant to the DRIP. As of June 30, 2012, we had received and accepted subscriptions in our offering for 9,131,000 shares of our common stock, or $90,799,000, including shares of our common stock issued pursuant to the DRIP.

Substantially all of our operations are conducted through Carter/Validus Operating Partnership, LP (our “Operating Partnership”). We are externally advised by Carter/Validus Advisors, LLC (our “Advisor”), pursuant to an advisory agreement (the “Advisory Agreement”), between us and our Advisor, which is our affiliate. Our

Advisor supervises and manages our day-to-day operations and selects the properties and real estate-related investments we acquire, subject to the oversight and approval of our board of directors. Our Advisor also provides marketing, sales and client services on our behalf. Our Advisor engages affiliated entities to provide various services to us. Our Advisor is managed by and is a subsidiary of our sponsor, Carter/Validus REIT Investment Management Company, LLC. We have no paid employees.

We currently operate through two reportable business segments – data centers and medical facilities. As of June 30, 2012, we had completed seven acquisitions comprised of nine buildings and parking facilities and approximately 528,000 square feet of gross leasable area (“GLA”) for an aggregate purchase price of $163,084,000.

Critical Accounting Policies

Our critical accounting policies were disclosed in our 2011 Annual Report on Form 10-K. There have been no material changes to our critical accounting policies as disclosed therein.

Interim Unaudited Financial Data

Our accompanying condensed consolidated financial statements have been prepared by us in accordance with GAAP in conjunction with the rules and regulations of the SEC. Certain information and footnote disclosures required for annual financial statements have been condensed or excluded pursuant to SEC rules and regulations. Accordingly, our accompanying condensed consolidated financial statements do not include all of the information and footnotes required by GAAP for complete financial statements. Our accompanying condensed consolidated financial statements reflect all adjustments, which are, in our view, of a normal recurring nature and necessary for a fair presentation of our financial position, results of operations and cash flows for the interim period. Interim results of operations are not necessarily indicative of the results to be expected for the full year; such full year results may be less favorable. Our accompanying condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and the notes thereto included in our 2011 Annual Report on Form 10-K.

Qualification as a REIT

To maintain our qualification as a REIT, we must meet certain organizational and operational requirements, including a requirement to currently distribute at least 90.0% of our REIT taxable income to stockholders. As a REIT, we generally will not be subject to federal income tax on taxable income that we distribute to our stockholders.

If we fail to maintain our qualification as a REIT in any taxable year, we will then be subject to federal income taxes on our taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost unless the Internal Revenue Service grants us relief under certain statutory provisions. Such an event could have a material adverse effect on our net income and net cash available for distribution to our stockholders.

Distributions

For the six months ended June 30, 2012, we paid distributions of approximately $1,644,000, of which $853,000 was paid in cash and $791,000 was reinvested in shares of our common stock pursuant to the DRIP. From the distributions paid, $162,000, or 9.9%, was paid from cash flows provided by operations of $162,000 and the shortfall was paid from proceeds from the Offering and common stock pursuant to the DRIP. We paid no distributions for the six months ended June 30, 2011. As of June 30, 2012, cumulative since inception, we paid distributions of $2,116,000, of which $1,075,000 was paid in cash and $1,041,000 was reinvested in shares of our common stock pursuant to the DRIP. Net loss and funds from operations (“FFO”) were $(1,830,000) and $(819,000), respectively, for the six months ended June 30, 2012.

On July 2, 2012, we paid aggregate distributions of $487,000 ($255,000 in cash and $232,000 in shares of our common stock pursuant to the DRIP), which related to distributions declared for each day in the period from June 1, 2012 through June 30, 2012. On August 1, 2012, we paid aggregate distributions of $575,000 ($299,000 in cash and $276,000 in shares of our common stock pursuant to the DRIP), which related to distributions declared for each day in the period from July 1, 2012 through July 31, 2012.

Recently Issued Accounting Pronouncements

For a discussion of recently issued accounting pronouncements, see Note 2—“Summary of Significant Accounting Policies—Recently Issued Accounting Standards” to our condensed consolidated financial statements that are a part of this prospectus supplement.

Results of Operations

Our results of operations are influenced by the timing of acquisitions and the operating performance of our real estate investments. The following table shows the property statistics of our real estate assets as of June 30, 2012 and 2011.

	June 30, 2012	June 30, 2011
Number of commercial properties	7	—
Approximate rentable square feet(1)	528,000	—
Percentage of rentable square feet leased	100%	0%

The following table summarizes our real estate investment activity during the three and six months ended June 30, 2012 and 2011:

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Commercial properties acquired	2	—	6	—
Approximate purchase price of acquired properties	$16,524,000	$—	$134,144,000	$—
Approximate rentable square feet(1)	88,000	—	508,000	—

(1)	Excludes parking facilities.

As shown in the table above, we owned seven commercial properties as of June 30, 2012, compared to owning no commercial properties as of June 30, 2011. Accordingly, our results of operations for the three and six months ended June 30, 2012, as compared to the three and six months ended June 30, 2011, reflect significant increases in most categories.

Three Months Ended June 30, 2012 Compared to Three Months Ended June 30, 2011

Rental Revenue

Rental revenue for the three months ended June 30, 2012 and 2011 was $3,855,000 and $0, respectively. For the three months ended June 30, 2012, rental revenue primarily comprised of base rent of $2,929,000 and amortization of above- and below-market leases and straight-line rent of $926,000.

As of June 30, 2012, our properties were 100% occupied.

Tenant Reimbursement Income

We pay certain operating expenses subject to reimbursement by our tenants. For the three months ended June 30, 2012 and 2011 tenant reimbursement income was $1,247,000 and $0, respectively.

Parking Income

Parking income for the three months ended June 30, 2012 and 2011 was $381,000 and $0, respectively.

Rental and Parking Expenses

Rental and parking expenses for the three months ended June 30, 2012 and 2011 were $1,533,000 and $0, respectively. For the three months ended June 30, 2012, rental and parking expenses consisted primarily of real estate taxes of $402,000, utilities of $555,000, repairs and maintenance of $200,000, personnel costs of $160,000, administrative costs of $92,000, insurance costs of $22,000 and property management fees of $102,000.

General and Administrative Expenses

For the three months ended June 30, 2012 and 2011, general and administrative expenses were approximately $114,000 and $82,000, respectively. For the three months ended June 30, 2012, general and administrative expenses consisted of professional and legal fees of approximately $117,000, board of directors’ fees and expenses of approximately $39,000, restricted stock compensation of approximately $11,000, director and officers’ insurance of $21,000, franchise taxes of $11,000, reporting costs of $39,000 and travel costs of $5,000; offset by the reversal of accrued asset management fees of ($129,000), which was attributable to our Advisor’s decision to waive, without recourse, all deferred asset management fees until our distribution payout ratio is equal to or less than 100%. For the three months ended June 30, 2011, general and administrative expenses consisted of professional and legal fees of $22,000, board of directors’ fees and expenses of $41,000, restricted stock compensation of $7,000 and other cost of $12,000.

Acquisition Related Expenses

Acquisition related expenses for the three months ended June 30, 2012 and 2011 were approximately $1,019,000 and $0, respectively. For the three months ended June 30, 2012, these expenses related primarily to two acquisitions during the period, including acquisition fees of $331,000 incurred to our Advisor, or its affiliates.

Depreciation and Amortization

Depreciation and amortization for the three months ended June 30, 2012 and 2011 was approximately $1,523,000 and $0, respectively. For the three months ended June 30, 2012, depreciation and amortization consisted of depreciation on our real estate properties of $1,010,000 and amortization on our identified intangible assets of $513,000.

Other Income

Other income for the three months ended June 30, 2012 and 2011 was approximately $12,000 and $0, respectively. For the three months ended June 30, 2012, other income consisted of interest earned on a mezzanine loan to an unconsolidated partnership of $15,000, offset by losses on investment in unconsolidated partnerships of $3,000.

Interest Expense

Interest expense for the three months ended June 30, 2012, and 2011 was $1,200,000 and $0, respectively. For the three months ended June 30, 2012, interest expense related to notes payables of $1,074,000, an unused credit fee related to the KeyBank Line of Credit of $39,000 and amortization of debt issue costs of $87,000.

Six Months Ended June 30, 2012 Compared to Six Months Ended June 30, 2011

Rental Revenue

Rental revenue for the six months ended June 30, 2012 and 2011 was $7,050,000 and $0, respectively. For the six months ended June 30, 2012, rental income primarily comprised of base rent of $5,375,000 and amortization of above- and below-market leases and straight-line rent of $1,675,000.

As of June 30, 2012, our properties were 100% occupied.

Tenant Reimbursement Income

We pay certain operating expenses subject to reimbursement by our tenants. For the six months ended June 30, 2012 and 2011 tenant reimbursement income was $2,209,000 and $0, respectively.

Parking Income

Parking income for the six months ended June 30, 2012 and 2011 was $783,000 and $0, respectively.

Rental and Parking Expenses

Rental and parking expenses for the six months ended June 30, 2012 and 2011 were $2,694,000 and $0, respectively. For the six months ended June 30, 2012, rental and parking expenses consisted primarily of real estate taxes of $588,000, utilities of $1,027,000, repairs and maintenance of $378,000, personnel costs of $312,000, administrative costs of $133,000, insurance costs of $36,000, professional fees of $29,000 and property management fees of $191,000.

General and Administrative Expenses

For the six months ended June 30, 2012 and 2011, general and administrative expenses were approximately $429,000 and $234,000, respectively. For the six months ended June 30, 2012, general and administrative expenses consisted of professional and legal fees of approximately $243,000, board of directors’ fees and expenses of approximately $51,000, restricted stock compensation of approximately $20,000, insurance of $42,000, franchise taxes of $10,000, reporting costs of $54,000 and other costs of approximately $9,000. Our Advisor has decided to waive, without recourse, all deferred asset management fees until our distribution payout ratio is equal to our less than 100%. For the six months ended June 30, 2011, general and administrative expenses were approximately $234,000 and consisted of professional fees of $123,000, reporting costs of $11,000, board of directors’ fees and expenses of $81,000, restricted stock compensation of $7,000 and other costs of $12,000.

Acquisition Related Expenses

Acquisition related expenses for the six months ended June 30, 2012 and 2011 were approximately $3,113,000 and $0, respectively. For the six months ended June 30, 2012, these expenses related primarily to six acquisitions during the period, including acquisition fees of $1,945,000 incurred to our Advisor or its affiliates.

Depreciation and Amortization

Depreciation and amortization for the six months ended June 30, 2012 and 2011 was approximately $2,683,000 and $0, respectively. For the six months ended June 30, 2012, depreciation and amortization consisted of depreciation on our real estate property of $1,792,000 and amortization on our identified intangible assets of $891,000.

Other Income

Other income for the six months ended June 30, 2012 and 2011 was approximately $4,000 and $0, respectively. For the six months ended June 30, 2012, other income consisted of interest earned on a mezzanine loan to an unconsolidated partnership of $32,000, offset by losses on investment in unconsolidated partnerships of $28,000.

Interest Expense

Interest expense for the six months ended June 30, 2012, and 2011 was $2,341,000 and $0, respectively. For the six months ended June 30, 2012, interest expense related to notes payables of $2,192,000, an unused credit fee related to the KeyBank Line of Credit of $39,000 and amortization of debt issue costs of $110,000.

Organization and Offering Costs

We reimburse our Advisor, or its affiliates, for organization and offering costs it incurs on our behalf, but only to the extent the reimbursement would not cause the selling commissions, the dealer-manager fee and the other organization and offering costs incurred by us to exceed 15% of gross offering proceeds as of the date of the reimbursement. We expect that other organization and offering costs (other than selling commissions and dealer-manager fees) will be approximately 1.25% of the gross offering proceeds. During the six months ended June 30, 2012, we paid approximately $5,520,000 in selling commissions and dealer-manager fees and we reimbursed our Advisor, or its affiliates, approximately $845,000 and accrued approximately $3,748,000, of other organization and offering costs, the total of which represents our maximum liability for organization and offering costs as of June 30, 2012. As of June 30, 2012, we reimbursed the Advisor, or its affiliates, approximately $1,377,000 for other organization and offering costs.

When incurred, other organization costs are expensed as incurred and selling commissions and dealer-manager fees are charged to stockholders’ equity as the amounts related to raising capital of the Company. For a further discussion of other organization and offering costs, see Note 11–“Related Party Transactions and Arrangements” to the condensed consolidated financial statements that are a part of this prospectus supplement.

Liquidity and Capital Resources

Our sources of funds are primarily the net proceeds of the Offering, operating cash flows and borrowings. Our principal demand for funds are for acquisitions of real estate and real estate-related investments, to pay operating expenses and interest on our future indebtedness and to pay distributions to our stockholders. In addition, we require resources to make certain payments to our Advisor and our dealer-manager, which, during the Offering, include payments to our Advisor and its affiliates for reimbursement of other organizational and offering costs and to our dealer-manager and its affiliates for selling commissions and dealer-manager fees.

Generally, cash needs for items other than acquisitions of real estate and real estate-related investments are met from operations, borrowings, and the net proceeds of the Offering. However, there is a delay between the sale of shares of our common stock and our investments in real estate and real estate-related investments, which could result in a delay in the benefits to our stockholders, if any, of returns generated from our investment operations.

Our Advisor evaluates potential additional investments and engages in negotiations with real estate sellers, developers, brokers, investment managers, lenders and others on our behalf. Until we invest all of the proceeds of the Offering in properties and real estate-related securities, we invest the uninvested proceeds in short-term, highly liquid or other authorized investments. Such short-term investments will not earn significant returns, and we cannot predict how long it will take to fully invest the proceeds in properties and real estate-related securities. The number of properties we acquire and other investments we make will depend upon the number of shares sold in the Offering and the resulting amount of net proceeds available for investment.

When we acquire a property, our Advisor prepares a capital plan that contemplates the estimated capital needs of that investment. In addition to operating expenses, capital needs may also include costs of refurbishment, tenant improvements or other major capital expenditures. The capital plan also sets forth the anticipated sources of the necessary capital, which may include a line of credit or other loans established with respect to the investment, operating cash generated by the investment, additional equity investments from us or joint venture partners or, when necessary, capital reserves. Any capital reserve would be established from the gross proceeds of the Offering, proceeds from sales of other investments, operating cash generated by other investments or other cash on hand. In some cases, a lender may require us to establish capital reserves for a particular investment. The capital plan for each investment will be adjusted through ongoing, regular reviews of our portfolio or as necessary to respond to unanticipated additional capital needs.

On March 30, 2012, we entered into a line of credit agreement with KeyBank National Association (“KeyBank”), to obtain a secured revolving credit facility in an aggregate maximum principal amount of

$30,000,000 (the “KeyBank Line of Credit”). The actual amount available under the KeyBank Line of Credit is a function of certain loan-to-cost, loan-to-value, debt yield and debt service coverage ratios contained in the KeyBank Line of Credit agreement. The KeyBank Line of Credit matures on March 30, 2015, and may be extended by one 12-month period subject to the satisfaction of certain conditions, including payment of an extension fee.

On June 29, 2012, we amended certain agreements related to the KeyBank Line of Credit to include Synovus Bank as a lender under the KeyBank Line of Credit and to increase the aggregate maximum principal amount available under the KeyBank Line of Credit to $40,000,000. In addition, on July 19, 2012, we amended certain agreements related to the KeyBank Line of Credit to include Texas Capital, N.A. as a lender under the KeyBank Line of Credit and to increase the aggregate maximum principal amount available under the KeyBank Line of Credit to $55,000,000

Any loan made under the KeyBank Line of Credit shall bear interest at per annum rates equal to either (i) the London Interbank Offered Rate, plus an applicable margin ranging from 2.50% to 3.50%, which are determined based on the overall leverage of the Company or (ii) a base rate which means, for any day, a fluctuating rate per annum equal to the prime rate for such day plus an applicable margin ranging from 1.25% to 2.25%, which are determined based on our overall leverage. In addition to interest, we are required to pay a fee on the unused portion of the lenders’ commitments under the KeyBank Line of Credit agreement at a per annum rate equal to 0.50% if the average daily amount outstanding under the KeyBank Line of Credit agreement is less than 50.00% of the lenders’ commitments or 0.35% if the average daily amount outstanding under the KeyBank Line of Credit is greater than 50.00%.

The KeyBank Line of Credit agreement contains various affirmative and negative covenants that are customary for credit facilities and transactions of this type, including limitations on the incurrence of debt and limitations on distributions by the properties that serve as collateral for the line of credit in the event of default. The KeyBank Line of Credit agreement also imposes the following financial covenants: (i) minimum liquidity thresholds; (ii) a minimum ratio of operating cash flow to fixed charges; (iii) a maximum ratio of liabilities to asset value; (iv) a maximum daily distribution covenant; (v) minimum quarterly equity raise; (vi) minimum number of properties in the collateral pool; (vii) minimum debt yield; and (viii) a minimum tangible net worth. In addition, the KeyBank Line of Credit agreement includes events of default that are customary for credit facilities and transactions of this type. The Company believes it was in compliance with all financial covenant requirements at June 30, 2012. As of June 30, 2012, we had not borrowed any funds from the KeyBank Line of Credit. During the six months ended June 30, 2012, we incurred $39,000 in unused credit fees under the KeyBank Line of Credit.

We believe that the resources stated above will be sufficient to satisfy our operating requirements for the foreseeable future, and we do not anticipate a need to raise funds from sources other than the sources described above within the next 12 months.

Cash Flows

Net cash flows provided by operating activities for the six months ended June 30, 2012 was approximately $162,000 and net cash flows used in operating activities for the six months ended June 30, 2011 was approximately $1,000. For the six months ended June 30, 2012, net cash flows used in operating activities related to the payment of acquisition related fees and expenses, increase in restricted cash and other assets and general and administrative expenses. We anticipate net cash flows from operating activities to increase as we acquire additional properties.

Net cash flows used in investing activities for the six months ended June 30, 2012 and 2011, was $95,101,000 and $2,065,000, respectively. For the six months ended June 30, 2012, net cash flows used in investing activities related to the acquisition of six of our real estate properties. Net cash flows from investing activities is dependent upon investment of our offering proceeds in real estate and real estate-related investments.

Net cash flows provided by financing activities for the six months ended June 30, 2012 and 2011, was approximately $117,764,000 and $6,029,000, respectively. For the six months ended June 30, 2012, such cash flows related primarily to funds raised from investors in our Offering of $59,133,000, proceeds for our mortgage loan payable of $70,703,000 and collection of escrow funds of $487,000; offset by principal payments on our mortgage loan payable in the amount of $552,000, deferred financing costs of $1,529,000, cash distributions to our stockholders of $853,000, offering costs of $6,365,000, distributions to noncontrolling interests in consolidated partnerships of $1,109,000, repurchase of shares of our common stock of $119,000 and payments to escrow funds of $2,032,000. We anticipate cash flows from financing activities to increase in the future as we raise additional funds from investors and incur additional debt to acquire more properties.

Contractual Obligations

As of June 30, 2012, we had approximately $86,001,000 of debt outstanding. See Note 6—“Notes Payable” of our condensed consolidated financial statements included in this prospectus supplement for certain terms of the debt outstanding. Our contractual obligations as of June 30, 2012 were as follows (in thousands):

	Less than 1	1-3 Years	4-5 Years	More than 5	Total
Principal payments—fixed rate debt	$1,377	$3,372	$27,459	$53,793	$86,001
Interest payments—fixed rate debt	4,498	9,719	8,283	14,148	36,648

Total	$5,875	$13,091	$35,742	$67,941	$122,649

Off-Balance Sheet Arrangements

As of June 30, 2012, we had no off-balance sheet arrangements.

Related-Party Transactions and Arrangements

We have entered into agreements with our Advisor and its affiliates, whereby we agree to pay certain fees to, or reimburse certain expenses of, our Advisor or its affiliates for acquisition fees and expenses, organization and offering expenses, sales commissions, dealer-manager fees, asset and property management fees and reimbursement of operating costs. Refer to Note 11—“Related Party Transactions and Arrangements” to our condensed consolidated unaudited financial statements included in this prospectus supplement for a detailed discussion of the various related-party transactions and agreements.

Funds from Operations and Modified Funds from Operations

One of our objectives is to provide cash distributions to our stockholders from cash generated by our operations and FFO. FFO is not equivalent to our net operating income or loss as determined under GAAP, but rather it is a measure promulgated by the National Association of Real Estate Investment Trusts (“NAREIT”), an industry trade group. NAREIT’s belief is that FFO is a more accurate reflection of the operating performance of a REIT because of certain unique operating characteristics of real estate companies. We define FFO, consistent with NAREIT’s definition, as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis.

We, along with the others in the real estate industry, consider FFO to be an appropriate supplemental measure of a REIT’s operating performance because it is based on a net income analysis of property portfolio performance that excludes non-cash items such as depreciation. The historical accounting convention used for real estate assets requires depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time. Since real estate values historically rise and fall with market conditions, presentations of operating results for a REIT using historical accounting for depreciation could be less informative.

Presentation of this information is intended to assist management and investors in comparing the operating performance of different REITs. It should be noted, however, that not all REITs calculate FFO the same way, and therefore comparisons with other REITs may not be meaningful. Further, FFO is not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income as an indication of our performance.

Since the establishment of FFO as an industry benchmark, there have been changes in the accounting and reporting guidance (for acquisition fees and expenses from a capitalization/depreciation model to an expensed-as-incurred model) that have increased non-cash and non-operating items included in FFO. In addition, publicly registered, non-listed REITs typically have a significant amount of acquisition activity and are substantially more dynamic during their initial years of investment and operation and therefore require additional adjustments to FFO in evaluating performance. The Investment Program Association (the “IPA”), an industry trade group, has standardized a measure known as modified funds from operations (“MFFO”), which we believe to be another appropriate supplemental measure to reflect the operating performance of a REIT. The use of MFFO is recommended by the IPA as a supplemental performance measure for publicly registered, non-listed REITs. MFFO is a metric used by management to evaluate sustainable performance and dividend policy. MFFO is not equivalent to our net income or loss as determined under GAAP.

We define MFFO, a non-GAAP measure, consistent with the IPA’s Guideline 2010-01, Supplemental Performance Measure for Publicly Registered, Non-Listed REITs: Modified Funds from Operations, or the Practice Guideline, issued by the IPA in November 2010. The Practice Guideline defines MFFO as FFO further adjusted for the following items included in the determination of GAAP net income: acquisition fees and expenses; amounts related to straight-line rental income and amortization of above and below market leases and liabilities; accretion of discounts and amortization of premiums on debt investments; nonrecurring impairments of real estate-related investments; mark-to-market adjustments included in net income; nonrecurring gains or losses included in net income from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan, unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting, and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect MFFO on the same basis. Our MFFO calculation complies with the IPA’s Practice Guideline described above. In calculating MFFO, we exclude acquisition related expenses, amortization of above and below market leases, amounts related to straight-line rents and the adjustments of such items related to noncontrolling interests in the operating partnership and other consolidated partnerships as well as our unconsolidated partnerships. Since MFFO excludes acquisition related expenses, it should not be construed as a historic performance measure.

Presentation of this information is intended to assist management and investors in comparing the operating performance of different REITs, although it should be noted that not all REITs calculate FFO and MFFO the same way, so comparisons with other REITs may not be meaningful. Furthermore, FFO and MFFO are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) as an indication of our performance, as an indication of our liquidity, or indicative of funds available to fund our cash needs, including our ability to make distributions to our stockholders. FFO and MFFO should be reviewed in conjunction with other measurements as an indication of our performance.

The following is a reconciliation of net loss attributable to controlling interests, which is the most directly comparable GAAP financial measure, to FFO and MFFO for the three and six months ended June 30, 2012 and 2011(in thousands except share data):

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Net loss attributable to the Company	$(662)	$(84)	$(1,830)	$(234)
Adjustments:
Depreciation and amortization—real estate	1,523	—	2,683	—
Noncontrolling interest’s shares of the above adjustments related to the consolidated partnerships	(901)	2	(1,672)	—

FFO	$(40)	$(82)	$(819)	$(234)

Adjustments:
Acquisition related expenses	$1,019	$—	$3,113	$—
Amortization of above and below market lease	(518)	—	(939)	—
Amortization of straight-line rents	(408)	—	(736)	—
Noncontrolling interest’s shares of the above adjustments related to the consolidated partnerships	580 (1)	—	225 (2)	—

MFFO	$633	$(82)	$844	$(234)

Weighted average common shares outstanding—basic and diluted	7,233,405	281,731	5,654,878	151,589

Net loss per common share—basic and diluted	$(0.09)	$(0.30)	$(0.32)	$(1.54)

FFO per common share—basic and diluted	$(0.01)	$(0.29)	$(0.14)	$(1.54)

(1)	Of this amount, $211,000 related to straight-line rents, $374,000 related to above and below market leases and $(5,000) related to acquisition expenses.

(2)	Of this amount, $433,000 related to straight-line rents, $687,000 related to above and below market leases and $(895,000) related to acquisition expenses.

Subsequent Events

For a discussion of subsequent events, see Note 17—“Subsequent Events” to the condensed consolidated financial statements that are a part of this prospectus supplement.

Revised Subscription Agreements

Revised forms of our subscription agreements are attached as Appendix C, Appendix F, Appendix G and Appendix H to this prospectus supplement and supersede and replace all previous subscription agreements.

The following financial pages supplement and should be read in connection with the financial pages beginning on page F-1 of the prospectus

INDEX TO

CONSOLIDATED FINANCIAL STATEMENTS

OF CARTER VALIDUS MISSION CRITICAL REIT, INC.

PART 1. FINANCIAL STATEMENTS

Item 1. Financial Statements.

CARTER VALIDUS MISSION CRITICAL REIT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

As of June 30, 2012 and December 31, 2011

(in thousands except share amounts)

(Unaudited)

	June 30, 2012	December 31, 2011
ASSETS
Real estate, net ($113,253 and $0 related to VIE)	$184,049	$30,143
Cash ($652 and $0 related to VIE)	31,794	8,969
Real estate deposits	5,100	44,695
Other assets ($3,802 and $0 related to VIE)	6,687	1,544

Total assets	$227,630	$85,351

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Notes payable ($54,738 and $0 related to VIE)	$86,001	$15,850
Accounts payable due to affiliates ($23 and $0 related to VIE)	3,937	1,622
Accounts payable and accrued liabilities ($1,406 and $0 related to VIE)	3,362	1,394
Intangible lease liabilities, net ($19,358 and $0 related to VIE)	22,850	1,679

Total liabilities	116,150	20,545
Stockholders’ equity:
Preferred stock, $0.01 par value per share, 50,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value per share, 300,000,000 shares authorized; 9,142,963 and 3,127,419 shares issued and outstanding as of June 30, 2012 and December 31, 2011, respectively	91	31
Additional paid-in capital	77,412	26,517
Accumulated deficit	(5,559)	(1,771)

Total stockholders’ equity	71,944	24,777
Noncontrolling interests in consolidated partnerships	39,535	40,028
Noncontrolling interests in Operating Partnership	1	1

Total equity	111,480	64,806

Total liabilities and stockholders’ equity	$227,630	$85,351

The accompanying notes are an integral part of these condensed consolidated unaudited financial statements.

CARTER VALIDUS MISSION CRITICAL REIT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the Three and Six Months Ended June 30, 2012 and 2011

(in thousands except shares and per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Revenue
Rental revenue	$3,855	$—	$7,050	$—
Tenant reimbursement income	1,247	—	2,209	—
Parking revenue	381	—	783	—

Total revenue	5,483	—	10,042	—
Expenses:
Rental and parking expenses	1,533	—	2,694	—
General and administrative expenses	114	82	429	234
Acquisition related expenses	1,019	—	3,113	—
Depreciation and amortization	1,523	—	2,683	—

Total expenses	4,189	82	8,919	234

Income (loss) from operations	1,294	(82)	1,123	(234)

Other income (expense):
Other income	12	—	4	—
Interest expense	(1,200)	—	(2,341)	—

Total other income (expense)	(1,188)	—	(2,337)	—

Consolidated net income (loss)	106	(82)	(1,214)	(234)
Net loss (income) attributable to noncontrolling interests in consolidated partnerships	(768)	(2)	(616)	—

Net loss attributable to the Company	$(662)	$(84)	$(1,830)	$(234)

Weighted average number of common shares outstanding:
Basic and diluted	7,233,405	281,731	5,654,878	151,589

Net loss per common share attributable to common stockholders:
Basic and diluted	$(0.09)	$(0.30)	$(0.32)	$(1.54)

Distributions declared per common share	$0.18	$—	$0.35	$—

The accompanying notes are an integral part of these condensed consolidated unaudited financial statements.

CARTER VALIDUS MISSION CRITICAL REIT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

For the Six Months Ended June 30, 2012

(in thousands except for share data)

	Common Stock		Additional Paid in Capital	Accumulated Deficit	Noncontrolling Interests In Operating Partnership	Noncontrolling Interests Consolidated Partnerships	Total Stockholders’ Equity
	No. of Shares	Par Value
Balance, December 31, 2011	3,127,419	$31	$26,517	$(1,771)	$1	$40,028	$64,806
Issuance of common stock	5,940,593	59	59,074	—	—	—	59,133
Vesting of restricted stock	3,750	—	—	—	—	—	—
Issuance of common stock under the dividend reinvestment program	83,319	1	790	—	—	—	791
Distributions to noncontrolling interests in Consolidated Partnerships	—	—	—	—	—	(1,109)	(1,109)
Distributions declared to common stockholders	—	—	—	(1,958)	—	—	(1,958)
Commissions on sale of common stock and related dealer-manager fees	—	—	(5,520)	—	—	—	(5,520)
Other offering costs	—	—	(3,350)	—	—	—	(3,350)
Redemption of common stock	(12,118)	—	(119)	—	—	—	(119)
Stock-based compensation	—	—	20	—	—	—	20
Net (loss) income	—	—	—	(1,830)		616	(1,214)

Balance, June 30, 2012	9,142,963	$91	$77,412	$(5,559)	$1	$39,535	$111,480

The accompanying notes are an integral part of these condensed consolidated unaudited financial statements.

CARTER VALIDUS MISSION CRITICAL REIT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW

For the Six Months Ended June 30, 2012 and 2011

(in thousands)

(Unaudited)

	Six Months Ended June 30,
	2012	2011
Cash flows from operating activities:
Consolidated net loss	$(1,214)	$(234)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,683	—
Amortization of debt issue costs	110	—
Amortization of straight-line rent	(736)	—
Amortization of intangible lease liability	(939)	—
Stock-based compensation	20	7
Changes in operating assets and liabilities:
Accounts payable and accrued liabilities	1,654	226
Accounts payable due to affiliates	(190)	—
Other assets, net	(1,226)	—

Net cash provided by (used in) operating activities	162	(1)

Cash flows from investing activities:
Investment in real estate and other assets	(134,144)	—
Capital expenditures	(335)	—
Payments of real estate escrow deposits	(10,080)	(2,065)
Collection of real estate escrow deposits	49,654	—
Other deposits	(196)	—

Net cash used in investing activities	(95,101)	(2,065)

Cash flows from financing activities:
Proceeds from notes payable	70,703	—
Payments on note payable	(552)	—
Payments of deferred financing costs	(1,529)	—
Repurchase of common stock	(119)	—
Distributions to stockholders	(853)	—
Proceeds from issuance of common stock	59,133	6,662
Offering costs on issuance of common stock	(6,365)	(633)
Payments to escrow funds	(2,032)	—
Collection of escrow funds	487	—
Distributions to noncontrolling interests in consolidated partnerships	(1,109)	—

Net cash provided by financing activities	117,764	6,029

Net change in cash	22,825	3,963
Cash and cash equivalents—Beginning of period	8,969	202

Cash and cash equivalents—End of period	$31,794	$4,165

Supplemental disclosure of non-cash transactions:
Accrued offering costs due to affiliates	$2,505	$366
Common stock issued through dividend reinvestment plan	$791	$—
Distributions declared and unpaid	$314	$—
Supplemental cash flow disclosures:
Interest paid	$1,885	$—

The accompanying notes are an integral part of these condensed consolidated unaudited financial statements.

CARTER VALIDUS MISSION CRITICAL REIT, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

June 30, 2012

Note 1—Organization and Proposed Business Operations

Carter Validus Mission Critical REIT, Inc. (the “Company”), incorporated on December 16, 2009, is a Maryland corporation, which has elected to be taxed and currently qualifies as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), for federal income tax purposes for the taxable year ended December 31, 2011. Substantially all of the Company’s business is conducted through Carter/Validus Operating Partnership, LP, a Delaware limited partnership (the “Operating Partnership”). The Company is the sole general partner of and owns 99.995% partnership interest in the Operating Partnership. Carter/Validus Advisors, LLC (the “Advisor”), the Company’s affiliated advisor, is the sole limited partner and owns a noncontrolling 0.005% partnership interest of the Operating Partnership. Except as the context otherwise requires, “we,” “our,” “us,” and the “Company” refer to Carter Validus Mission Critical REIT, Inc., the Operating Partnership, all majority-owned subsidiaries and controlled subsidiaries.

Pursuant to a registration statement on Form S-11 under the Securities Act of 1933, as amended (the “Securities Act”), the Company is offering for sale to the public on a “best efforts” basis up to 150,000,000 shares of common stock at a price of $10.00 per share, and up to 25,000,000 additional shares of common stock pursuant to a distribution reinvestment plan (the “DRIP”), under which the Company’s stockholders may elect to have distributions reinvested in additional shares of the Company’s common stock at the higher of $9.50 per share or 95% of the fair market value per share as determined by the Company’s board of directors (the “Offering”), for a maximum offering of up to $1,738,000,000. The registration statement for the Offering was first declared effective by the Securities and Exchange Commission (the “SEC”) on December 10, 2010. The Company intends to use substantially all of the net proceeds from the Offering to invest in quality income-producing commercial real estate, with a focus on the data center and medical sectors, net leased to investment grade and other creditworthy tenants, as well as to make other real estate investments that relate to such property types. Other real estate investments may include equity or debt interests, including securities in other real estate investments.

As of June 30, 2012, the Company had issued approximately 9,131,000 shares of its common stock (including shares of common stock issued pursuant to the DRIP) in the Offering, for gross proceeds of approximately $90,799,000 before selling commissions and dealer-manager fees of approximately $8,336,000 and other offering costs of approximately $5,086,000. Pursuant to the escrow agreement by and among the Company, SC Distributors, LLC (“SC Distributors”), the affiliated dealer-manager of the Offering and UMB bank, N.A., as escrow agent, the Company was required to deposit subscription proceeds received from Pennsylvania residents in escrow until the Company raised an aggregate of $86,875,000 in subscriptions (including sales made to residents of other states). The conditions of that special escrow account were satisfied for Pennsylvania residents as of June 25, 2012. As of June 30, 2012, the Company had 165,869,000 shares of common stock remaining in the Offering.

The Advisor acts as the Company’s advisor pursuant to an advisory agreement, as amended and renewed in November 2011 (the “Advisory Agreement”). The Advisor is responsible for managing the Company’s affairs on a day-to-day basis, identifying and making acquisitions and investments on the Company’s behalf and making recommendations as to dispositions of assets. The Company’s board of directors exercises its fiduciary duties in reviewing these recommendations and determining whether to approve or reject proposed transactions. The Advisor also provides asset management, marketing, investor relations and other administrative services on the Company’s behalf. The Advisory Agreement has a term of one-year and is reconsidered on an annual basis by the board of directors. The Company has no employees and relies upon the Advisor to provide substantially all services.

CARTER VALIDUS MISSION CRITICAL REIT, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (continued)

(unaudited)

June 30, 2012

Carter Validus Real Estate Management Services, LLC (“Carter Management”), a wholly owned subsidiary of the Sponsor, serves as the Company’s property manager. Carter Management and SC Distributors receive compensation and fees for services related to the Offering and for the investment and management of the Company’s assets. These entities will receive fees during the offering, acquisition, operational and liquidation stages.

The Company operates through two reportable business segments—data centers and medical facilities. As of June 30, 2012, the Company owned seven properties, comprising 528,000 square feet of gross leasable area (“GLA”) of single and multi-tenant commercial space located in five states. As of June 30, 2012, the rentable space at these properties was 100% leased.

Note 2—Summary of Significant Accounting Policies

The summary of significant accounting policies presented below is designed to assist in understanding the Company’s condensed consolidated financial statements. Such condensed consolidated financial statements and the accompanying notes thereto are the representation of management. The accompanying condensed consolidated unaudited financial statements of the Company have been prepared in accordance with the generally accepted accounting principles in the United States (“GAAP”) for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and notes required by GAAP for complete financial statements. In the opinion of management, all adjustments, consisting of normal and recurring nature, considered necessary for a fair presentation, have been included. Operating results for the three months and six months ended June 30, 2012 are not necessarily indicative of the results that may be expected for the year ending December 31, 2012.

The condensed consolidated balance sheet at December 31, 2011 has been derived from the audited consolidated financial statements at that date but does not include all of the information and notes required by GAAP for complete financial statements. The information included in this prospectus supplement should be read in conjunction with the Company’s audited consolidated financial statements as of and for the year ended December 31, 2011, and related notes thereto set forth in the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on March 29, 2012.

Principles of Consolidation and Basis of Presentation

The Company evaluates the need to consolidate investments in entities based on standards set forth in the Financial Accounting Standards Board (the “FASB”) Accounting Standards Codification (“ASC”) 810, Consolidation (“ASC 810”). In determining whether the Company has a controlling interest in the entities and the requirement to consolidate the accounts of any such entity, management considers factors such as ownership interest, authority to make decisions and contractual and substantive participating rights of the partners/members as well as whether the investment entity is a variable interest entity for which the Company is the primary beneficiary. As of June 30, 2012, the Company consolidated the accounts of two real estate entities: the Richardson Data Center and the 180 Peachtree Property (the “Consolidated Partnerships”) and five wholly-owned real estate entities.

The accompanying condensed consolidated unaudited financial statements include the accounts of the Company, the Operating Partnership, all wholly-owned subsidiaries and the Consolidated Partnerships. All intercompany accounts and transactions have been eliminated in consolidation.

CARTER VALIDUS MISSION CRITICAL REIT, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (continued)

(unaudited)

June 30, 2012

Use of Estimates

The preparation of the financial statements in conformity with GAAP necessarily requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Depreciation

Real estate costs related to the acquisition, development, construction and improvement of properties are capitalized. Repair and maintenance costs are charged to expense as incurred and significant replacements and betterments are capitalized. Repair and maintenance costs include all costs that do not extend the useful life of the real estate asset. The Company considers the period of future benefit of an asset in determining the appropriate useful life. The Company estimated the useful lives of its assets by class as follows:

Building and improvements	15 – 40 years
Tenant improvements	Shorter of lease term or expected useful life
Tenant origination and absorption costs	Remaining term of related lease
Furniture, fixtures, and equipment	3 – 10 years

Allocation of Purchase Price of Acquired Assets

Upon the acquisition of real properties, the Company allocates the purchase price of properties to acquired tangible assets, consisting of land and building, and identified intangible assets and liabilities, consisting of the value of above-market and below-market leases and the value of in-place leases, based in each case on their estimated fair values.

The fair values of the tangible assets of an acquired property (which includes land and building) are determined by valuing the property as if it were vacant, and the “as-if-vacant” value is then allocated to land and building based on management’s determination of the relative fair value of these assets. Management determines the as-if-vacant fair value of a property using methods similar to those used by independent appraisers. Factors considered by management in performing these analyses include an estimate of carrying costs during the expected lease-up periods considering current market conditions and costs to execute similar leases, including leasing commissions and other related costs. In estimating carrying costs, management includes real estate taxes, insurance, and other operating expenses during the expected lease-up periods based on current market conditions.

The fair values of above market and below market in-place lease values are recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) an estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease including any bargain renewal periods, with respect to a below market lease. The above market and below market lease values are capitalized as intangible lease assets or liabilities. Above market lease values are amortized as an adjustment of rental income over the remaining terms of the respective leases. Below market leases are amortized as an adjustment of rental income over the remaining terms of the respective leases, including any bargain renewal periods. If a lease were to be terminated prior to its stated expiration, all

CARTER VALIDUS MISSION CRITICAL REIT, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (continued)

(unaudited)

June 30, 2012

unamortized amounts of above market and below market in-place lease values relating to that lease would be recorded as an adjustment to rental income.

The fair values of in-place leases include direct costs associated with obtaining a new tenant, opportunity costs associated with lost rentals that are avoided by acquiring an in-place lease, and tenant relationships. Direct costs associated with obtaining a new tenant include commissions, tenant improvements, and other direct costs and are estimated based on management’s consideration of current market costs to execute a similar lease. These direct lease origination costs are included in real estate assets in the accompanying consolidated balance sheets and are amortized to expense over the remaining terms of the respective leases. The value of opportunity costs is calculated using the contractual amounts to be paid pursuant to the in-place leases over a market absorption period for a similar lease. These lease intangibles are included in real estate assets in the accompanying consolidated balance sheets and are amortized to expense over the remaining terms of the respective leases. If a lease were to be terminated prior to its stated expiration, all unamortized amounts of in-place lease assets relating to that lease would be expensed.

Impairment of Long Lived Assets

The Company continually monitors events and changes in circumstances that could indicate that the carrying amounts of its real estate and related intangible assets may not be recoverable. When indicators of potential impairment suggest that the carrying value of real estate and related intangible assets may not be recoverable, the Company assesses the recoverability of the assets by estimating whether the Company will recover the carrying value of the asset through its undiscounted future cash flows and its eventual disposition. If based on this analysis the Company does not believe that it will be able to recover the carrying value of the asset, the Company will record an impairment loss to the extent that the carrying value exceeds the estimated fair value of the asset. No impairment losses have been recognized to date.

Variable Interest Entities

A variable interest entity (“VIE”) is a legal entity in which the equity investors do not have the characteristics of a controlling financial interest but is subject to consolidation if the entity (i) has insufficient equity at risk to permit the entity to finance its activities, (ii) whose at risk equity owners, as a group, do not have the power to direct the activities that most significantly impact its economic performance, or (iii) whose at risk equity owners do not absorb the entity’s losses or receive its returns. The Company consolidates all VIEs for which it is the primary beneficiary. In determining whether the Company is the primary beneficiary of a VIE, it considers qualitative and quantitative factors, including, but not limited to: which activities most significantly impact the VIE’s economic performance and which party controls such activities; the amount and characteristics of investment; the obligation or likelihood for the Company or other investors to provide financial support; and the similarity with and significance to the business activities of the Company and the other investors.

Financial Instruments Disclosed at Fair Value

ASC Topic 825, Financial Instruments, requires disclosure of the fair value of financial instruments, whether or not recognized on the face of the balance sheet. Fair value is defined under ASC 820.

The accompanying condensed consolidated balance sheets include the following financial instruments: cash and cash equivalents, restricted cash, real estate and escrow deposits, accounts and other receivables, net, notes

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NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (continued)

(unaudited)

June 30, 2012

receivable, accounts payable and accrued liabilities, accounts payable due to affiliates and notes payable. The Company considers the carrying values of cash and cash equivalents, restricted cash, real estate and escrow deposits, accounts payable due to affiliates and account payable and accrued liabilities to approximate the fair value for these financial instruments because of the short periods of time between origination of the instruments and their expected realization. The fair value of notes receivable is estimated by discounting the expected cash flows on the note receivable at current rates at which management believes similar loans would be made considering the terms and conditions of the loan and prevailing market interest rates. The estimated fair value of the notes receivable, which are included in other assets, approximated their carrying cost at June 30, 2012.

The fair value of notes payable is estimated using a discounted cash flow analysis using borrowing rates currently available to the Company for debt instruments with similar terms and maturities. As of June 30, 2012 and December 31, 2011, the fair value of the notes payable was $88,829,000 and $15,827,000, respectively, compared to their carrying value of $86,001,000 and $15,850,000, respectively. The estimated fair value of the notes payable was calculated using quoted prices and observable inputs for similar borrowings (Level 2).

Recently Issued Accounting Standards

In May 2011, the FASB issued ASU 2011-04, Amendments to Achieve Common Fair Value Measurements and Disclosure Requirements in U.S. GAAP and IFRSs, (“ASU 2011-04”), which changes the wording used to describe the requirements in GAAP for measuring fair value and for disclosing information about fair value measurements in order to improve consistency in the application and description of fair value between GAAP and International Financial Reporting Standards, or IFRS. Additional disclosure requirements in ASU 2011-04 include: (i) for Level 3 fair value measurements, quantitative information about unobservable inputs used, a description of the valuation processes used by an entity, and a qualitative discussion about the sensitivity of the measurements to changes in the unobservable inputs; (ii) for an entity’s use of a nonfinancial asset that is different from the asset’s highest and best use, the reason for the difference; (iii) for financial instruments not measured at fair value but for which disclosure of fair value is required, the fair value hierarchy level in which the fair value measurements were determined; and (iv) the disclosure of all transfers between Level 1 and Level 2 of the fair value hierarchy. ASU 2011-04 is effective for interim and annual reporting periods beginning after December 15, 2011 and early adoption is not permitted. The adoption of ASU 2011-04 on January 1, 2012 did not have a material effect on the Company’s consolidated financial statements, but requires certain additional footnote disclosures.

Escrowed Funds

Escrowed funds primarily consists of deposits controlled by lenders for items such as real estate taxes, insurance, capital improvements, and amounts controlled by lenders as collateral to notes payable. Contributions and receipts of escrowed funds have been classified as financing activities since such funds are controlled by lenders and serve as collateral for the notes payable.

Segment Disclosure

ASC Topic 280, Segment Reporting, establishes standards for reporting financial and descriptive information about a public entity’s reportable segments. As of June 30, 2012, we operate through two reportable business segments—data centers and medical facilities. With the continued expansion of the Company’s portfolio, segregation of the Company’s operations into two reporting segments is useful in assessing the

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NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (continued)

(unaudited)

June 30, 2012

performance of the Company’s business in the same way that management reviews performance and makes operating decisions. Prior to this the Company operated through one reportable segment. See Note 14 – “Segment Reporting,” for further discussion.

Share Repurchase Program

The Company has approved a share repurchase program that allows for repurchases of shares of the Company’s common stock when certain criteria are met. The share repurchase program provides that all redemptions during any calendar year, including those upon death or a qualifying disability, are limited to those that can be funded with proceeds raised from the DRIP. Repurchases of shares of the Company’s common stock are at the sole discretion of the Company’s board of directors. In addition, the Company’s board of directors, at its sole discretion, may amend, suspend, reduce, terminate or otherwise change the share repurchase program upon 30 days’ prior notice to the Company’s stockholders for any reason it deems appropriate. As of June 30, 2012, the Company had repurchased 12,000 shares of common stock for an aggregate amount of $119,000, under the share repurchase program.

Note 3—Real Estate Investments

The Company’s investments in consolidated properties consisted of the following as of June 30, 2012 and December 31, 2011 (in thousands):

	June 30, 2012	December 31, 2011
Land	$9,539	$449
Building and improvements	152,127	26,351
Tenant origination and absorption costs	25,638	3,860

	187,304	30,660
Less: accumulated depreciation	(3,255)	(517)

	$184,049	$30,143

Depreciation expense for the three months ended June 30, 2012 and 2011 was $1,523,000 and $0, respectively, and for the six months ended June 30, 2012 and 2011 was $2,683,000 and $0, respectively. In addition to the property acquisitions discussed below, for the three months ended June 30, 2012 and 2011, the Company had capital expenditures of $279,000 and $0, respectively, and for the six months ended June 30, 2012 and 2011, the Company had capital expenditures of $335,000 and $0, respectively, related to the Company’s data center facilities.

The Company reimburses the Advisor, or its affiliates, for acquisition expenses related to selecting, evaluating, acquiring and investing in properties. The reimbursement of acquisition expenses, acquisition fees and real estate commissions and other fees paid to unaffiliated parties will not exceed, in the aggregate, 6.0% of the contract purchase price or total development costs of a certain acquisition, unless fees in excess of such limits are approved by a majority of the Company’s disinterested directors, including a majority of its independent directors. As of June 30, 2012, acquisition fees and expenses paid to the Advisor and its affiliates totaled $3,113,000, which did not exceed 6.0% of the purchase price of acquisitions.

CARTER VALIDUS MISSION CRITICAL REIT, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (continued)

(unaudited)

June 30, 2012

Acquisitions in 2012

During the six months ended June 30, 2012, the Company completed six acquisitions, comprised of eight buildings and parking facilities, from unaffiliated parties. The aggregate purchase price of these properties was $134,144,000 and the Company paid $1,207,000 in acquisition fees to the Advisor or its affiliates in connection with these acquisitions. The following is a summary of the acquisitions for the six months ended June 30, 2012 (in thousands):

Property	Property Location	Date Acquired	Type	Ownership Percentage	Purchase Price	Mortgage Loans Payable	Acquisition Fee to Advisor or its Affiliates(1)
180 Peachtree Data Center	Atlanta, GA	01/03/12	Data Center	22.0%	$94,750	$55,000	$419	(2)
St. Louis Surgical Center	St. Louis, MO	02/09/12	Health Care	100.0%	8,470	6,375	169
Northwoods Data Center	Atlanta, GA	03/14/12	Data Center	100.0%	5,300	3,300	106
Stonegate Medical Center	Austin, TX	03/30/12	Health Care	100.0%	9,100	—	182
Southfield Data Center	Southfield, MI	05/25/12	Data Center	100.0%	7,250	—	145
HPI Integrated Medical Facility	Oklahoma City, OK	06/28/12	Health Care	100.0%	9,274	6,028	186

					$134,144	$70,703	$1,207	(3)

(1)	Generally, the Advisor or its affiliates were paid, as compensation for services rendered in connection with the investigation, selection and acquisition of the Company’s properties, an acquisition fee of 2.0% of the contract purchase price for each property acquired.

(2)	The Company paid its pro rata ownership percentage of the acquisition fees, or $419,000.

(3)	Net of fees paid by noncontrolling interests.

Note 4—Identified Intangible Assets, Net

Identified intangible assets, net consisted of the following as of June 30, 2012 and December 31, 2011 (in thousands):

	June 30, 2012	December 31, 2011
In-place leases, net of accumulated amortization of $874 and $90 as of June 30, 2012 and December 31, 2011, respectively (with a weighted average remaining life of 12.9 years and 19.2 years as of June 30, 2012 and December 31, 2011, respectively)	$21,825	$3,860

Above market leases, net of accumulated amortization of $55 and $0 as of June 30, 2012 and December 31, 2011, respectively (with a weighted average remaining life of 9.4 years as of June 30, 2012)	1,086	—

Ground lease interest, net of accumulated amortization of $18 and $0 as of June 30, 2012 and December 31, 2011, respectively (with a weighted average remaining life 43.6 years as of June 30, 2012)	1,691	—

	$24,602	$3,860

CARTER VALIDUS MISSION CRITICAL REIT, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (continued)

(unaudited)

June 30, 2012

Amortization expense for the in-place leases and ground leases for the three months ended June 30, 2012 and 2011 was $513,000 and $0, respectively, and for the six months ended June 30, 2012 and 2011 was $892,000 and $0, respectively. Amortization of the above market leases for the three months ended June 30, 2012 and 2011 was $35,000 and $0, respectively, and for the six months ended June 30, 2012 and 2011 was $55,000 and $0, respectively.

Estimated amortization expense on the identified intangible assets as of June 30, 2012, for the six months ending December 31, 2012 and for each of the next four years ending December 31 and thereafter, is as follows (in thousands):

Year	Amount
2012 (six months)	$1,175
2013	2,351
2014	2,351
2015	2,351
2016	2,031
Thereafter	14,343

$24,602

Note 5—Other Assets, Net

Other assets, net consisted of the following as of June 30, 2012 and December 31, 2011 (in thousands):

	June 30, 2012	December 31, 2011
Deferred financing costs, net of accumulated amortization of $125 and $15 as of June 30, 2012 and December 31, 2011	$1,564	$487
Investments in nonconsolidated partnerships	144	171
Accounts receivable	731	—
Straight-line rent receivable	838	102
Real estate note receivables	514	514
Restricted cash	742	—
Prepaid assets	364	26
Escrow funds	1,790	244

	$6,687	$1,544

Amortization expense on deferred financing costs for the three months ended June 30, 2012 and 2011 was $87,000 and $0, respectively, and for the six months ended June 30, 2012 and 2011 was $110,000 and $0, respectively, which was recorded as interest expense in the accompanying condensed consolidated statements of operations.

CARTER VALIDUS MISSION CRITICAL REIT, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (continued)

(unaudited)

June 30, 2012

Estimated amortization expense on deferred financing costs as of June 30, 2012, for the six months ending December 31, 2012 and for each of the next four years ending December 31 and thereafter, is as follows (in thousands):

Year	Amount
2012 (six months)	$210
2013	418
2014	415
2015	188
2016	100
Thereafter	233

$1,564

Note 6—Notes Payable

Notes payable were $86,001,000 and $15,850,000 as of June 30, 2012 and December 31, 2011, respectively. As of June 30, 2012, the Company had five fixed rate notes payable with effective interest rates ranging from 4.75% to 5.93% per annum and a weighted average effective interest rate of 5.59% per annum.

Notes payable consisted of the following as of June 30, 2012 and December 31, 2011 (in thousands):

Property	Interest Rate	Maturity Date	June 30, 2012	December 31, 2011
Richardson Data Center	5.10%	08/06/16	$15,619	$15,850
180 Peachtree Data Center	5.93%	01/06/22	54,738	—
St. Louis Surgical Center	4.75%	02/10/17	6,331	—
Northwoods Data Center	5.25%	04/10/22	3,284	—
HPI Integrated Medical Center	4.75%	06/28/17	6,029	—

			$86,001	$15,850

The principal payments due on the notes payable as of June 30, 2012, for the six months ending December 31, 2012 and for each of the next four years ending December 31 and thereafter, is as follows (in thousands):

Year	Principal Payments	Balloon Payments	Amount
2012 (six months)	$732	$—	$732
2013	1,539	—	1,539
2014	1,625	—	1,625
2015	1,717	—	1,717
2016	1,559	13,488	15,047
Thereafter	5,737	59,604	65,341

	$12,909	$73,092	$86,001

CARTER VALIDUS MISSION CRITICAL REIT, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (continued)

(unaudited)

June 30, 2012

Note 7—Line of Credit

On March 30, 2012, the Company entered into a line of credit agreement with KeyBank National Association (“KeyBank”), to obtain a secured revolving credit facility in an aggregate maximum principal amount of $30,000,000 (the “KeyBank Line of Credit”). The actual amount available under the KeyBank Line of Credit is a function of certain loan-to-cost, loan-to-value, debt yield and debt service coverage ratios contained in the KeyBank Line of Credit agreement. The KeyBank Line of Credit matures on March 30, 2015, and may be extended by one 12-month period subject to the satisfaction of certain conditions, including payment of an extension fee.

On June 29, 2012, the Company amended certain agreements related to the KeyBank Line of Credit to include Synovus Bank as a lender under the KeyBank Line of Credit and to increase the aggregate maximum principal amount available under the KeyBank Line of Credit to $40,000,000.

Any loan made under the KeyBank Line of Credit shall bear interest at per annum rates equal to either (i) the London Interbank Offered Rate, plus an applicable margin ranging from 2.50% to 3.50%, which is determined based on the overall leverage of the Company or (ii) a base rate which means, for any day, a fluctuating rate per annum equal to the prime rate for such day plus an applicable margin ranging from 1.25% to 2.25%, which is determined based on the overall leverage of the Company. In addition to interest, the Company is required to pay a fee on the unused portion of the lenders’ commitments under the KeyBank Line of Credit agreement at a per annum rate equal to 0.50% if the average daily amount outstanding under the KeyBank Line of Credit agreement is less than 50.00% of the lenders’ commitments or 0.35% if the average daily amount outstanding under the KeyBank Line of Credit is greater than 50.00%.

The KeyBank Line of Credit agreement contains various affirmative and negative covenants that are customary for credit facilities and transactions of this type, including limitations on the incurrence of debt and limitations on distributions by the properties that serve as collateral for the line of credit in the event of default. The KeyBank Line of Credit agreement also imposes the following financial covenants: (i) minimum liquidity thresholds; (ii) a minimum ratio of operating cash flow to fixed charges; (iii) a maximum ratio of liabilities to asset value; (iv) a maximum daily distribution covenant; (v) minimum quarterly equity raise; (vi) minimum number of properties in the collateral pool; (vii) minimum debt yield; and (viii) a minimum tangible net worth. In addition, the KeyBank Line of Credit agreement includes events of default that are customary for credit facilities and transactions of this type. The Company believes it was in compliance with all financial covenant requirements at June 30, 2012. As of June 30, 2012, the Company had not borrowed any funds from the KeyBank Line of Credit. During the six months ended June 30, 2012, the Company incurred $39,000 in unused credit fees under the KeyBank Line of Credit. See Note 17—“Subsequent Events, Increase in Line of Credit” for further discussion of the KeyBank Line of Credit.

Note 8—Stock-based Compensation

On March 18, 2011, the Company adopted the Carter Validus Mission Critical REIT, Inc. 2010 Restricted Share Plan (the “2010 Plan”), pursuant to which the Company has the authority to grant restricted and deferred stock awards to persons eligible under the 2010 Plan. The Company authorized and reserved 300,000 shares of its common stock for issuance under the 2010 Plan, subject to certain adjustments. Subject to certain limited exceptions, restricted stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of and is subject to forfeiture within the vesting period. Restricted stock awards generally vest ratably over four years.

CARTER VALIDUS MISSION CRITICAL REIT, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (continued)

(unaudited)

June 30, 2012

The Company uses the straight-line method to recognize expense for service awards with graded vesting. Restricted stock awards are entitled to receive dividends during the vesting period. In addition to the ratable amortization of fair value over the vesting period, dividends paid on unvested shares of restricted stock which are not expected to vest are charged to compensation expense in the period paid.

On June 4, 2012, the Company awarded an aggregate of 9,000 shares of restricted stock to its independent board members in connection with their re-election to the board of directors of the Company. The restricted stock awards were issued at fair value on the date of issuance and vest over a period of 4 years. The awards are amortized using the straight-line method over four years.

As of June 30, 2012 and December 31, 2011, there was $193,000 and $124,000, respectively, of total unrecognized compensation expense related to nonvested shares of our restricted common stock. This expense is expected to be recognized over a remaining weighted average period of 2.84 years.

As of June 30, 2012 and December 31, 2011, the fair value of the nonvested shares of restricted common stock was $200,000 and $150,000, respectively. A summary of the status of the nonvested shares of restricted common stock as of December 31, 2011 and the changes for the six months ended June 30, 2012, is presented below:

Restricted Stock	Shares	Weighted Average Grant-Date Fair Value
Nonvested at December 31, 2011	15,000	$10.00
Vested	(4,000)	$10.00
Granted	9,000	$10.00

Nonvested at June 30, 2012	20,000	$10.00

Stock-based compensation expense for the three months ended June 30, 2012 and 2011 was $11,000 and $7,000, respectively, and for the six months ended June 30, 2012 and 2011, the Company recognized approximately $20,000 and $7,000 in stock-based compensation expense, respectively, which is reported in general and administrative costs.

Note 9—Identified Intangible Liabilities, Net

Identified intangible liabilities, net consisted of the following as of June 30, 2012 and December 31, 2011 (in thousands):

	June 30, 2012	December 31, 2011
Below market leases, net of accumulated amortization of $994 and $40 as of June 30, 2012 and December 31, 2011, respectively (with a weighted average remaining life of 13.0 years and 19.2 years as of June 30, 2012 and December 31, 2011, respectively)	$22,850	$1,679

CARTER VALIDUS MISSION CRITICAL REIT, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (continued)

(unaudited)

June 30, 2012

Amortization of below market leases for the three months ended June 30, 2012 and 2011 was $554,000 and $0, respectively, and for the six months ended June 30, 2012 and 2011 was $994,000 and $0, respectively. Amortization on below market leases is recorded to rental income in the accompanying condensed consolidated statements of operations.

Estimated amortization of below market leases as of June 30, 2012, for the six months ending December 31, 2012 and for each of the next four years ending December 31 and thereafter, is as follows (in thousands):

Year	Amount
2012 (six months)	$1,116
2013	2,232
2014	2,232
2015	2,232
2016	2,048
Thereafter	12,990

$22,850

Note 10—Commitments and Contingencies

Litigation

In the ordinary course of business, the Company may become subject to litigation or claims. As of June 30, 2012, there were, and currently there are, no material pending legal proceedings to which the Company is a party.

Other Organization and Offering Expenses

The Advisor, or its affiliates, is reimbursed for organization and offering expenses it incurs on the Company’s behalf, but only to the extent the reimbursement would not cause the selling commissions, the dealer-manager fee and the other organization and offering expenses to exceed 15.0% of gross offering proceeds as of the date of the reimbursement (selling commissions and the dealer-manager fee represent 7.0% and 2.75%, respectively, of the gross offering proceeds). The Company expects that other organization and offering expenses (other than selling commissions and dealer-manager fees) will be approximately 1.25% of the gross offering proceeds. As of June 30, 2012, the Advisor, or its affiliates, incurred other organization and offering expenses, on behalf of the Company, of approximately $1,021,000, in excess of the 15.0% of gross offering proceeds, including selling commissions and the dealer-manager fee. During the six months ended June 30, 2012, the Company had reimbursed the Advisor, or its affiliates, $845,000 in other organization and offering costs.

When recorded by the Company, other organization expenses are expensed as incurred and offering expenses are recorded in stockholders’ equity as such amounts are related to raising capital of the Company. See Note 11—“Related-Party Transactions and Arrangements” for further discussion of other organization and offering expenses.

Environmental Matters

The Company has a policy of monitoring its properties for the presence of hazardous or toxic substances. While there can be no assurance that a material environmental liability does not exist at its properties, the

CARTER VALIDUS MISSION CRITICAL REIT, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (continued)

(unaudited)

June 30, 2012

Company is not aware of any environmental liability with respect to its properties that would have a material effect on its consolidated financial position, results of operations or cash flows. Further, the Company is not aware of any material environmental liability or any unasserted claim or assessment with respect to an environmental liability that the Company believes would require additional disclosure or the recording of a loss contingency.

Note 11—Related-Party Transactions and Arrangements

Certain affiliates of the Company receive fees and compensation in connection with the Offering and the acquisition, management and sale of the assets of the Company. SC Distributors, the affiliated dealer-manager of the Company, receives a selling commission of up to 7% of gross offering proceeds. SC Distributors may reallow all or a portion of its selling commissions to participating broker-dealers. In addition, SC Distributors receives up to 2.75% of gross offering proceeds, as a dealer-manager fee. SC Distributors, in its sole discretion, may reallow all or a portion of its dealer-manager fee to such participating broker-dealers as a marketing and due diligence expense reimbursement. The Company paid SC Distributors approximately $3,413,000 and $633,000 for the three months ended June 30, 2012 and 2011, respectively, and $5,520,000 and $633,000 for the six months ended June 30, 2012 and 2011, respectively, for selling commissions and dealer-manager fees.

Organization and offering expenses are paid by the Advisor, or its affiliates, on behalf of the Company. The Advisor is reimbursed for actual expenses incurred up to 15.0% of the gross offering proceeds (including selling commissions and the dealer-manager fee from the sale of shares of the Company’s common stock in the Offering other than shares of common stock sold pursuant to the DRIP. For the three months ended June 30, 2012 and 2011, the Company reimbursed $490,000 and $0, respectively, and for the six months ended June 30, 2012 and 2011, the Company reimbursed $845,000 and $0, respectively, in offering expenses to the Advisor, or its affiliates. Other organization expenses are expensed as incurred and offering expenses are charged to stockholders’ equity as such amounts are reimbursed to the Advisor.

The Company pays the Advisor, or its affiliates, an acquisition and advisory fee in the amount of 2.0% of the contract purchase price of each asset or loan the Company acquires or originates. In addition, the Company reimburses the Advisor for all acquisition expenses it incurs on the Company’s behalf, but only to the extent the total amount of all acquisition fees and acquisition expenses is limited to 6.0% of the contract purchase price. The Company expects that acquisition expenses will be approximately 0.5% of the contract purchase price. For the three months ended June 30, 2012 and 2011, the Company incurred $331,000 and $0, respectively, and for the six months ended June 30, 2012 and 2011, the Company incurred $1,945,000 and $0, respectively, in acquisition fees to the Advisor, or its affiliates. Acquisition fees in connection with the acquisition of properties are expensed as incurred in accordance with ASC Topic 805, Business Combination, and are included in acquisition related expenses in the accompanying condensed consolidated statements of operations.

The Company pays the Advisor an annual asset management fee of 1.0% of the aggregate asset value plus costs and expenses incurred by the Advisor in providing asset management services. The fee is payable monthly in an amount equal to 0.08333% of aggregate asset value as of the last day of the immediately preceding month. On June 29, 2012, the Advisor agreed to waive without recourse, all deferred asset management fees earned during the period beginning January 1, 2012 and ending on the first date on which the Company’s distribution payout ratio is equal to or less than 100%, and shall have no recourse against the Company for the payment of such fees. For the six months ended June 30, 2012, the Company waived asset management fees in the amount of $333,000.

CARTER VALIDUS MISSION CRITICAL REIT, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (continued)

(unaudited)

June 30, 2012

The Company has no direct employees. The employees of the Advisor and other affiliates provide services to the Company related to acquisition, property management, asset management, accounting, investor relations, and all other administrative services. If the Advisor, or its affiliates, provides a substantial amount of services, as determined by a majority of the Company’s independent directors, in connection with the sale of one or more properties, the Company will pay the Advisor up to one-half of the brokerage commission paid, but in no event to exceed an amount equal to 2.0% of the contract sales price of each property sold. In no event will the combined real estate commission paid to the Advisor, its affiliates and unaffiliated third parties exceed 6.0% of the contract sales price. In addition, after investors have received a return on their net capital contributions and an 8.0% cumulative non-compounded annual return, then the Advisor is entitled to receive 15.0% of remaining net sale proceeds. As of June 30, 2012, the Company did not incur a disposition fee or a subordinated sale fee.

Upon listing of the Company’s common stock on a national securities exchange, a listing fee equal to 15.0% of the amount by which the market value of the Company’s outstanding stock plus all distributions paid by the Company prior to listing exceeds the sum of the total amount of capital raised from investors and the amount of cash flow necessary to generate an 8.0% cumulative, non-compounded annual return to investors will be paid to the Advisor. As of June 30, 2012, the Company did not incur a listing fee.

The Company reimburses the Advisor for all expenses it paid or incurred in connection with the services provided to the Company, subject to the limitations that the Company will not reimburse the Advisor for any amount by which its operating expenses (including the asset management fee) at the end of the four preceding fiscal quarters exceeds the greater of (i) 2.00% of average invested assets, or (ii) 25.00% of net income other than any additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of assets for that period. The Company will not reimburse the Advisor for personnel costs in connection with services for which the Advisor receives an acquisition and advisory fee or disposition fee. For the 12 months ended June 30, 2012, the Company’s operating expenses did not exceed the limitation. Operating expenses as a percentage of average invested assets and as a percentage of net income were 1.06% and 92.21%, respectively, for the 12 months ended June 30, 2012. For the three months ended June 30, 2012 and 2011, the Advisor incurred $126,000 and $82,000, respectively, and for the six months ended June 30, 2012 and 2011, the Advisor incurred $260,000 and $ 233,000, respectively, in operating expenses on the Company’s behalf. The Advisor waived 100% of its operating expenses it incurred on behalf of the Company in 2012, without recourse. The operating expenses waived by the Advisor in 2012 and 2011 consisted of administrative service expenses, including payroll-related expenses.

The Company pays Carter Validus Real Estate Management Services, LLC (the “Property Manager”) leasing and management fees of the Company’s properties. Such fees equal 3.0% of gross revenues from single-tenant properties and 4.0% of gross revenues from multi-tenant properties. The Company will reimburse the Property Manager and its affiliates for property-level expenses that any of them pay or incur on the Company’s behalf, including salaries, bonuses and benefits of persons employed by the Property Manager and its affiliates, except for the salaries, bonuses and benefits of persons who also serve as one of the Company’s executive officers. The Property Manager and its affiliates may subcontract the performance of their duties to third parties and pay all or a portion of the property management fee to the third parties with whom they contract for these services. If the Company contracts directly with third parties for such services at customary market fees, the Company will pay the Property Manager an oversight fee equal to 1.0% of the gross revenues of the property managed. In no event will the Company pay the Property Manager, the Advisor or any affiliate both a property management fee and an oversight fee with respect to any particular property. The Company may pay the Property Manager a separate fee for the one-time initial rent-up or leasing-up of newly constructed properties in an

CARTER VALIDUS MISSION CRITICAL REIT, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (continued)

(unaudited)

June 30, 2012

amount not to exceed the fee customarily charged in arm’s length transactions by others rendering similar services in the same geographic area for similar properties as determined by a survey of brokers and agents in such area. For the three months ended June, 30, 2012 and 2011, the Company incurred $102,000 and $0, respectively, and for the six months ended June 31, 2012 and 2011, the Company incurred $191,000 and $0, respectively, in property management fees. For the six months ended June 30, 2012, the Company paid the Property Manager $205,000 in property management fees.

Accounts Payable and Accrued Liabilities Due to Affiliates

The following amounts were outstanding to affiliates as of June 30, 2012 and December 31, 2011 (in thousands):

Entity	Fee	June 30, 2012	December 31, 2011
Carter/Validus Advisors, LLC and its affiliates	Acquisition costs	$—	$65
Carter/Validus Advisors, LLC and its affiliates	Asset management fees	146	146
Carter Validus Real Estate Management Services, LLC	Property management fees	38	24
Carter/Validus Advisors, LLC and its affiliates	General and administrative costs	5	31
Carter/Validus Advisors, LLC and its affiliates	Offering Costs	3,748	1,356

		$3,937	$1,622

Note 12—Business Combinations

Period Ended June 30, 2012

For the six months ended June 30, 2012, we completed six acquisitions, comprised of eight buildings and parking facilities with an aggregate of 508,000 square feet of GLA. The aggregate purchase price was $134,144,000, plus closing costs and acquisition fees of $3,113,000, which is included in acquisition related expenses in the accompanying condensed consolidated statements of operations. See Note 3—“Real Estate Investments” for a listing of the properties acquired, acquisition dates and the amount of financing initially incurred or assumed in connection with such acquisitions.

CARTER VALIDUS MISSION CRITICAL REIT, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (continued)

(unaudited)

June 30, 2012

Results of operations for the acquisitions are reflected in the accompanying condensed consolidated statements of operations for the six months ended June 30, 2012 for the period subsequent to the acquisition date of each property. For the period from the acquisition date through June 30, 2012, we recognized the following amounts of revenues and net income (loss) for the acquisitions (in thousands):

Property	Revenues	Net Income (Loss)
180 Peachtree Data Center	$7,507	$148	(1)
St. Louis Surgical Center	$322	$(204)	(2)
Northwoods Data Center	$171	$(106)	(3)
Stonegate Medical Center	$295	$(91)	(4)
Southfield Data Center	$107	$(141)	(5)
HPI Integrated Medical Facility	$7	$(236)	(6)

(1)	The 180 Peachtree Data Center was acquired on January 3, 2012. During the six months ended June 30, 2012, the property incurred non-recurring charges related to acqusition fees and costs of $1,113,000.

(2)	The St. Louis Surgical Center was acquired on February 9, 2012. During the six months ended June 30, 2012, the property incurred non-recurring charges related to acquisition fees and costs of $265,000.

(3)	Northwoods Data Center was acquired on March 14, 2012. During the six months ended June 30, 2012, the property incurred non-recurring charges related to acquisition fees and costs of $150,000.

(4)	The Stonegate Medical Center was acquired on March 30, 2012. During the six months ended June 30, 2012, the property incurred non-recurring charges related to acquisition fees and costs of $242,000.

(5)	The Southfield Data Center was acquired on May 25, 2012. During the six months ended June 30, 2012, the property incurred non-recurring charges related to acquisition fees and costs of $207,000.

(6)	The HPI Integrated Medical Facility was acquired on June 28, 2012. During the six months ended June 30, 2012, the property incurred non-recurring charges related to acquisition fees and costs of $241,000.

The following summarizes management’s allocation of the fair value of the six acquisitions for the six months ended June 30, 2012 (in thousands):

	180 Peachtree Data Center	St. Louis Surgical Center	Northwoods Data Center	Stonegate Medical Center	Southfield Data Center	HPI Integrated Medical Facility
Land	$4,280	$808	$572	$1,904	$736	$789
Building and improvements equipment	93,605	6,510	3,688	4,928	4,959	7,463
In-place leases	14,058	542	667	1,388	1,336	937
Tenant improvements	936	1,696	373	836	95	352
Ground leasehold asset	1,709
Above market leases	420			597	124	—

Total assets acquired	115,008	9,556	5,300	9,653	7,250	9,541

Below market leases	(20,258)	(1,086)		(553)	—	(267)

Total liabilities acquired	(20,258)	(1,086)	—	(553)	—	(267)

Net assets acquired	$94,750	$8,470	$5,300	$9,100	$7,250	$9,274

CARTER VALIDUS MISSION CRITICAL REIT, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (continued)

(unaudited)

June 30, 2012

Assuming the 2012 acquisitions described above had occurred on January 1, 2011, pro forma revenues, net income, net income attributable to the Company and net income per common share attributable to the Company – basic and diluted would have been as follows for the three and six month periods below (in thousands except for per share data):

	Three Months Ended June 30, 2012	Three Months Ended June 30, 2011
Revenues	$5,515	$5,420
Net income	$1,296	$1,069
Net income attributable to controlling interest	$499	$478
Net income per common share attributable to controlling interest—basic and diluted	$0.09	$0.10

	Six Months Ended June 30, 2012	Six Months Ended June 30, 2011
Revenues	$11,347	$10,837
Net income	$2,407	$4,430
Net income attributable to controlling interest	$870	$912
Net income per common share attributable to controlling interest—basic and diluted	$0.10	$0.19

The pro forma adjustments assume that the debt proceeds and the offering proceeds, at a price of $10.00 per share, net of offering costs were raised as of January 1, 2011. In addition, as acquisition related expenses related to the acquisitions are not expected to have a continuing impact, they have been excluded from the pro forma results. The pro forma results are not necessarily indicative of the operating results that would have been obtained had the acquisitions occurred at the beginning of the periods presented, nor are they necessarily indicative of future operating results.

Note 13—Variable Interest Entity

On January 3, 2012, an indirect partially owned subsidiary of the Operating Partnership purchased the 180 Peachtree Data Center, through a joint venture arrangement with three non-U.S. institutional investors. The Operating Partnership owns approximately 20.53% and the noncontrolling interests in Consolidated Partnerships own an aggregate of 79.47% of the consolidated joint venture interests.

As of June 30, 2012, the Company was the primary beneficiary of, and therefore consolidated, the VIE, which owns the 180 Peachtree Data Center. Real estate with a carrying value of $113,253,000 collateralized the $54,738,000 of debt of the VIE. Any significant amounts of assets and liabilities related to the consolidated VIE are identified parenthetically on the accompanying condensed consolidated balance sheets. The creditors of the consolidated VIE do not have recourse to the Company’s general credit.

Note 14—Segment Reporting

As of January 1, 2012, the Company evaluated its business based on two distinct industries and reportable business segments – data centers and medical facilities. The Company’s investments in data centers and medical

CARTER VALIDUS MISSION CRITICAL REIT, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (continued)

(unaudited)

June 30, 2012

facilities are based on certain underwriting assumptions and operating criteria, which are different for data centers and medical facilities. Management reviews the performance and makes operating decisions based on these two reportable segments. The accounting policies of these segments are the same as those described herein in Note 2—“Summary of Significant Accounting Policies” and in Note 2—“Summary of Significant Accounting Policies” to the audited financial statements contained in the Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the SEC on March 29, 2012. There were no intersegment sales or transfers.

The Company evaluates performance based upon net operating income of the combined properties in each segment. Net operating income, a non-GAAP financial measure, is defined as total revenues, less rental expenses, which excludes depreciation and amortization, general and administrative expenses, acquisition related expenses, interest expense and interest income. The Company believes that net income (loss), as defined by GAAP, is the most appropriate earnings measurement. However, the Company believes that segment profit serves as a useful supplement to net income (loss) because it allows investors and management to measure unlevered property-level operating results and to compare operating results to the operating results of other real estate companies and between periods on a consistent basis. Segment profit should not be considered as an alternative to net income (loss) determined in accordance with GAAP as an indicator of financial performance, and accordingly, the Company believes that in order to facilitate a clear understanding of the consolidated historical operating results, segment profit should be examined in conjunction with net income (loss) as presented in the accompanying condensed consolidated financial statements and data included elsewhere in this prospectus supplement.

Interest expense, depreciation and amortization and other expenses are not allocated to individual segments for purposes of assessing segment performance.

Non-segment assets primarily consist of corporate assets including cash and cash equivalents, real estate and escrow deposits, deferred financing costs and other assets not attributable to individual properties.

Summary information for the reportable segments during the three and six months ended June 30, 2012 is as follows (in thousands):

	Three Months Ended June 30, 2012
	Data Centers	Medical Facilities	Total
Revenue:
Rental income	$4,980	$503	$5,483
Expenses:
Rental expenses	1,476	57	1,533

Segment net operating income	$3,504	$446	$3,950

Expenses:
General and administrative			114
Acquisition related expenses			1,019
Depreciation and amortization			1,523

Income from operations			1,294
Other expense:
Interest and other expense			(1,188)

Net income			$106

CARTER VALIDUS MISSION CRITICAL REIT, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (continued)

(unaudited)

June 30, 2012

Three Months Ended June 30, 2011
	Data Centers	Medical Facilities	Total
Revenue:
Rental income	$—	$—	$—
Expenses:
Rental expenses	—	—	—

Segment net operating income	$—	$—	$—

Expenses:
General and administrative			82
Acquisition related expenses			—
Depreciation and amortization			—

Loss from operations			(82)
Other income (expense):
Interest and other expense			—

Net loss			$(82)

	Six Months Ended June 30, 2012
	Data Centers	Medical Facilities	Total
Revenue:
Rental income	$9,418	$624	$10,042
Expenses:
Rental expenses	2,632	62	2,694

Segment net operating income	$6,786	$562	$7,348

Expenses:
General and administrative			429
Acquisition related expenses			3,113
Depreciation and amortization			2,683

Income from operations			1,123
Other expense:
Interest and other expense			(2,337)

Net loss			$(1,214)

CARTER VALIDUS MISSION CRITICAL REIT, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (continued)

(unaudited)

June 30, 2012

Six Months Ended June 30, 2011
	Data Centers	Medical Facilities	Total
Revenue:
Rental income	$—	$—	$—
Expenses:
Rental expenses	—	—	—

Segment net operating income	$—	$—	$—

Expenses:
General and administrative			234
Acquisition related expenses			—
Depreciation and amortization			—

Loss from operations			(234)
Other income (expense):
Interest and other expense			—

Net loss			$(234)

Assets by reportable segments as of June 30, 2012 and December 31, 2011 are as follows (in thousands):

	June 30, 2012	December 31, 2011
Data centers	$160,920	$74,319
Medical facilities	28,914	—
Corporate	37,796	11,032

Total assets	$227,630	$85,351

Note 15—Economic Dependency

The Company is dependent on the Advisor and its affiliates for certain services that are essential to the Company, including the sale of the Company’s shares of common and preferred stock available for issue; the identification, evaluation, negotiation, purchase and disposition of properties and other investments; the management of the daily operations of the Company’s real estate portfolio; and other general and administrative responsibilities. In the event that the Advisor or its affiliates are unable to provide the respective services, the Company will be required to obtain such services from other sources.

Note 16—Earnings Per Share

Basic earnings (loss) per share attributable for all periods presented are computed by dividing net income (loss) attributable to the Company by the weighted average number of shares of common stock outstanding during the period. Diluted earnings (loss) per share are computed based on the weighted average number of shares outstanding and all potentially dilutive securities, if any. Shares of unvested restricted common stock give rise to potentially dilutive shares of common stock as dividends are paid on unvested restricted shares. As of June 30, 2012 and December 31, 2011, there were 20,000 shares and 15,000 shares, respectively, of non-vested

CARTER VALIDUS MISSION CRITICAL REIT, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (continued)

(unaudited)

June 30, 2012

shares of restricted common stock outstanding, but such shares were excluded from the computation of diluted earnings per share because such shares were anti-dilutive during these periods.

Note 17—Subsequent Events

Status of the Offering

As of August 2, 2012, the Company had received and accepted subscriptions for 10,567,000 shares of the Company’s common stock, or $104,528,000 in gross proceeds, including shares of its common stock issued pursuant to its DRIP. As of August 2, 2012, the Company had approximately 164,433,000 shares of common stock remaining in the Offering.

Distributions Paid

On July 2, 2012, the Company paid aggregate distributions of $487,000 ($255,000 in cash and $232,000 in shares of the Company’s common stock pursuant to the DRIP), which related to distributions declared for each day in the period from June 1, 2012 through June 30, 2012. On August 1, 2012, the Company paid aggregate distributions of $575,000 ($299,000 in cash and $276,000 in shares of the Company’s common stock pursuant to the DRIP), which related to distributions declared for each day in the period from July 1, 2012 through July 31, 2012.

Increase in Line of Credit

On July 19, 2012, the Company amended certain agreements related to the KeyBank Line of Credit to include Texas Capital, N.A. as a lender under the KeyBank Line of Credit and to increase the aggregate maximum principal amount available under the KeyBank Line of Credit to $55,000,000.

Acquisition of Noncontrolling Partnership Interest

On July 16, 2012, the Company acquired the remaining noncontrolling interests in the Richardson Data Center that it did not own, and in which the Company served as general partner, for a total cost of $7,500,000. As a result, the Richardson Data Center is a wholly-owned property of the Company.

Distributions Declared

On August 10, 2012, the board of directors of the Company authorized a daily distribution to the Company’s stockholders of record as of the close of business on each day of the period commencing on September 1, 2012 and ending on November 30, 2012. The distributions will be calculated based on 366 days in the calendar year and will be equal to $0.001912568 per share of common stock, which is equal to an annualized distribution rate of 7.0%, assuming a purchase price of $10.00 per share. These distributions will be aggregated and paid in cash monthly in arrears. The distributions declared for each record date in September 2012, October 2012 and November 2012 periods will be paid in October 2012, November 2012 and December 2012, respectively. The distributions will be payable to stockholders from legally available funds therefor.

CARTER VALIDUS MISSION CRITICAL REIT, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (continued)

(unaudited)

June 30, 2012

Extension of Offering

On August 10, 2012, the Company’s board of directors approved the extension of the Offering until no later than December 10, 2013, unless further extended by the board of directors under applicable law or earlier terminated by the board of directors.

MISSION CRITICAL REIT

1. Investment

Amount of Subscription: State of Sale:

Minimum Initial Investment is $2,000 ($2,500—New York & Tennessee)

Money Orders, Traveler’s Checks, Starter Checks, Foreign Checks, Counter Checks, Third-Party Checks or Cash cannot be accepted.

Payment will be made with: Enclosed Check Funds Wired Funds to Follow

2. Account Type—Check One Box Only

Individual (If TOD, attach application) UGMA: State of Traditional (Individual) IRA SEP IRA

Joint Tenant* (If TOD, attach application) UTMA: State of Simple IRA ROTH IRA

Tenants in Common* Corporation** Beneficial IRA

Community Property* as Beneficiary for:

Trust** Partnership** Profit Sharing Plan** Pension Plan**

Non-Profit Organization** Other (Specify) KEOGH Plan**

Non-Qualified Registration Types Qualified Registration Types

S-Corp C-Corp

(Will default to S-Corp if nothing is marked)

*All parties must sign. **Please attach pages of trust/plan document (or corporate resolution) which lists the names of trust/plan, trustees, signatures and date. The Certification of Investment Powers for Trust Accounts form may be completed in lieu of providing trust documents.

3. Investor Information—SSN or TIN Required

Investor #1 Name: SSN/Tax ID: DOB:

Investor #2 Name: SSN/Tax ID: DOB:

Street Address:

City: State: Zip Code:

Optional

Mailing Address:

City: State: Zip Code:

Phone (day): Phone (evening):

E-mail:

US Citizen US Citizen residing outside the US

Foreign citizen, country: Check here if you are subject to backup withholding

4. Investment Title—SSN or TIN Required

Title Line 1:

Title Line 2:

Primary SSN/TIN: Secondary SSN/TIN:

Over Please

5. Custodian/ Trustee Information

Make checks payable to the custodian and send ALL paperwork directly to the custodian.

Trustee Name:

Trustee Address 1:

Trustee Address 2:

Trustee City: State: Zip Code:

Trustee Telephone Number: Trustee Tax Identification Number:

Investor’s Account Number with Trustee:

Important Note About Proxy Voting: By signing this subscription agreement, Custodian/Trustee authorizes the investor to vote the number of shares of common stock of Carter Validus Mission Critical REIT, Inc. that are beneficially owned by the investor as reflected on the records of Carter Validus Mission Critical REIT, Inc. as of the applicable record date at any meeting of the stockholders of Carter Validus Mission Critical REIT, Inc. This authorization shall remain in place until revoked in writing by Custodian/Trustee.

Carter Validus Mission Critical REIT, Inc. is hereby authorized to notify the investor of his or her right to vote consistent with this authorization.

6. Distribution Information (Choose one or more of the following options)

If you select more than one option you must indicate the percentage of your distribution to be applied to each option and the sum of the allocations must equal 100%.

If you do not complete this section, distributions will be paid to the registered owner at the address in Section 3. IRA accounts may not direct distributions without the custodian’s approval.

If you elect to participate in the Distribution Reinvestment Plan, you agree that, if at any time you fail to meet the applicable suitability standards set forth in the then current Prospectus, you will promptly provide written notification to: Carter Validus Mission Critical REIT, Inc., c/o DST Systems, Inc, 430 W. 7th Street, Kansas City, MO 64105.

% of Distribution

I prefer to participate in the Distribution Reinvestment Plan, as described in the Prospectus.

Send distributions via check to investor’s home address (or for Qualified Plans to the address listed in Section 5)

Send distributions via check to the alternate payee listed here (not available for Qualified Plans without custodial approval)

Name:

Address:

City: State: Zip Code:

Account Number:

Direct Deposit (Attach Voided Check) I authorize Carter Validus Mission Critical REIT, Inc. or its agent to deposit my distributions in the checking or savings account identified below. This authority will remain in force until I notify Carter Validus Mission Critical REIT, Inc. in writing to cancel it. In the event that Carter Validus Mission Critical REIT, Inc. deposits funds erroneously into my account, Carter Validus Mission Critical REIT, Inc. is authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Checking

Savings

Financial Institution Name: % of Distribution

ABA/ Routing Number: Account Number:

7. Broker—Dealer and Registered Representative Information

Broker-Dealer Name:

Representative Name: Rep Number:

Representative’s Firm Name: Branch ID:

Representative’s Address:

Representative’s City: State: Zip Code:

Representative’s Phone: Representative’s Fax Number:

Representative’s E-mail Address:

This Subscription was made as follows:

Through a participating Broker-Dealer

Through a participating RIA* unaffiliated with a participating Broker-Dealer

*A participating RIA is a RIA who has entered into a Placement Agreement

Shares are being purchased net of commissions

Based on the information I obtained from the subscriber regarding the subscriber’s financial situation and investment objectives, I hereby certify to Carter Validus Mission

Critical REIT, Inc. that I have reasonable grounds for believing that the purchase of the Shares by the Subscriber is a suitable and appropriate investment for this Subscriber.

Signature of Financial Representative: Date:

(If required by Broker-Dealer)

Branch Manager Signature: Date:

8. Electronic Delivery (Optional)

Instead of receiving paper copies of this Prospectus, our Prospectus supplements, annual reports, proxy statements, and other stockbroker communications and reports, you may elect to receive electronic delivery of stockholder communications from Carter Validus Mission Critical REIT, Inc. If you would like to consent to electronic delivery, including pursuant to CD-ROM or electronic mail, please sign and return this election with your Subscription Agreement.

By signing below, I acknowledge and agree that I will not receive paper copies of any stockholder communications unless (i) I notify Carter Validus Mission Critical REIT, Inc. that I am revoking this election with respect to all stockholder communications or (ii) I specifically request that Carter Validus Mission Critical REIT, Inc. send a paper copy of a particular stockholder communications to me. Carter Validus Mission Critical REIT, Inc. has advised me that I have the right to revoke this election at any time and receive all stockholder communications as paper copies through the mail. I also understand that I have the right to request a paper copy of any stockholder communication.

By electing electronic delivery, I understand that I may incur certain costs associated with spending time online and downloading and printing stockholder communications and I may be required to download software to read documents delivered in electronic format. Electronic delivery also involves risks related to system or network outages that could impair my timely receipt of or access to stockholder communications.

Signature of Investor: Date:

Signature of Joint Investor: Date:

E-mail: (If blank—email from Section 3 will be used)

Electronic Delivery

Acknowledgement

Only

Acknowledgement Only

9. Subscriber Signatures

Please separately initial each of the representations below. Except in the case of fiduciary, you may not grant any person or power of attorney to make such representations on your behalf. I hereby acknowledge and/or represent the following:

Owner Co-Owner 1. I have received the final Prospectus of Carter Validus Mission Critical REIT, Inc. at least five business days before signing the Subscription Agreement.

Owner Co-Owner 2. I have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles)

of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my state of primary residence as set forth in the Prospectus under “Suitability Standards.” I will not purchase additional shares unless I meet the applicable suitability requirements set forth in the Prospectus at the time of purchase.

Owner Co-Owner 3. I acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.

Owner Co-Owner 4. I am purchasing the shares for the account referenced above.

Owner Co-Owner 5. I acknowledge that I will not be admitted as a stockholder until my investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription

Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.

Owner Co-Owner 6. For residents of Alabama and New Jersey only: My (our) liquid worth is at least 10 times my

(our) investment in this or similar programs.

Owner Co-Owner 7. For residents of California only: I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $100,000 and had during the last year or estimate that

I (we) will have in the current year gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment does not exceed ten percent (10%) of my

(our) net worth; provided, however, that such suitability standards shall not be applicable to an individual (or a husband and wife) who, including the proposed purchase, has not purchased more than $2,500 worth of securities issued or proposed to be issued by us within the 12 months preceding the proposed sale.

Owner Co-Owner 8. If I am a Kansas or Massachusetts Investor I acknowledge that the Office of the Kansas

Securities Commissioner and the Massachusetts Securities Division recommend that investors limit their aggregate investment in shares of Carter Validus Mission Critical REIT, Inc. and other similar direct participation investments to not more than 10% of their liquid net worth. For purposes of this recommendation for Kansas investors, liquid net worth is defined as that portion of net worth that is comprised of cash, cash equivalents and readily marketable securities.

Over Please

9. Subscriber Signatures, continued

Owner Co-Owner 9. For residents of Kentucky, Michigan, Pennsylvania and Tennessee only : My (our) liquid net worth is at least 10 times my (our) maximum investment in Carter Validus Mission Critical REIT, Inc.

Owner Co-Owner 10. For residents of Iowa, Maine, North Dakota, Ohio and Oregon only: My (our) investment in

Carter Validus Mission Critical REIT, Inc. and all affiliates of Carter Validus Mission Critical REIT, Inc.

does not exceed 10% of my (our) liquid net worth.

Owner Co-Owner 11. For residents of Nebraska only: I (we) either: (i) have a minimum net worth (excluding home,

home furnishings and automobiles) of at least $100,000 and an annual income of $70,000,

or (ii) have a minimum net worth (excluding home, home furnishings and automobiles) of at least $350,000. In addition, my (our) investment does not exceed ten percent of my (our)

net worth (excluding home, home furnishings and automobiles).

I ACKNOWLEDGE RECEIPT OF THE PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY OR ANY OTHER DELIVERY METHOD. IF A SUBSCRIBER’S SUBSCRIPTION IS ACCEPTED, CARTER VALIDUS MISSION CRITICAL REIT, INC. WILL SEND THE SUBSCRIBER CONFIRMATION OF HIS OR HER PURCHASE AFTER HE OR SHE HAS BEEN ADMITTED AS A STOCKHOLDER.

Substitute W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on the Subscription is true, correct and complete, (ii) that I am not subject to backup withholding either because I have not been notified that I am subject to backup agreement withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholdings, and (iii) I am a U.S. person.

Signature of Investor: Date:

Signature of Joint Investor or

for Qualified Plans, of Trustee/Custodian: Date:

PLEASE NOTE: Only original, completed copies of the Subscription Agreement can be accepted. We cannot accept photocopied or otherwise duplicated Subscription Agreements.

The Subscription Agreement, together with a check made payable to “Carter Validus Mission Critical REIT” for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

Regular Mail

Investment Processing Department

c/o DST Systems, Inc.

P.O. Box 219731

Kansas City, MO 64121-9731

Toll Free: 877.907.1148

Overnight Mail

Investment Processing Department

c/o DST Systems, Inc.

430 W. 7th Street

Kansas City, MO 64105

Toll Free: 877.907.1148

Payment may be wired to:

UMB Bank, N.A.

1010 Grand Boulevard, 4th Floor

Kansas City, MO 64106

ABA #: 101000695

Account #: 9871916944

FAO: (Include Account Title)

6/12 CV0009-C

MISSION CRITICAL REIT

Investor Instructions

Please follow these instructions carefully. Failure to do so could result in the rejection of your subscription.

1. Investment

PLEASE NOTE: We do not accept money orders, traveler’s checks, starter checks, foreign checks, counter checks, third-party checks or cash.

A minimum initial investment of $2,000 is required, except in New York and Tennessee, where the minimum investment is $2,500. In no event shall any investment be less than $100.

If you would like to purchase shares in this offering at regular intervals you may be able to do so by electing to participate in the Automatic Purchase Program by completing an enrollment form that we will provide upon request. Alabama, Arizona, Nebraska, Ohio, and Tennessee investors are not eligible to participate in the Automatic Purchase Program. Custodial accounts are also not eligible to participate in the Automatic Purchase Program.

2. Account Type- Check One Box Only

Please check the appropriate box to indicate the account type of the subscription.

3. Investor Information—SSN or TIN Required

You must include a permanent street address even if your mailing address is a P.O. Box. If the investment is to be held by joint owners you must provide the requested investor information for each joint owner.

Enter the name(s), mailing address and telephone numbers of the registered owner of the investment. Partnerships, corporations and other organizations should include the name of an individual to whom correspondence should be addressed. Non-resident aliens must also supply IRS form W-8BEN.

All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 9, you are certifying that this number is correct.

4. Investment Title—SSN or TIN Required

All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 9, you are certifying that this number is correct.

Please print the exact name(s) in which shares are to be registered. Include the trust/entity name, if applicable. If the account is Qualified, include the names and taxpayer identification numbers of the investor and the custodian or trustee.

5. Custodian/ Trustee Information

Make checks payable to the custodian and send ALL paperwork directly to the custodian.

If you wish to purchase shares through an IRA, and need an IRA account, State Street Bank has agreed to serve as IRA custodian for such purpose. Carter

Validus Mission Critical REIT will pay the first-year annual IRA maintenance fees of such accounts with State Street Bank. Thereafter, investors will be responsible for the annual IRA maintenance fees. Further information about custodial services is available through your broker or our dealer manager.

Complete this section if the registered owner of the investment will be a Custodian Plan or Trust.

Over Please

6. Distribution Information (Choose one or more of the following options)

PLEASE NOTE: If you elect to participate in the Distribution Reinvestment Plan, you must agree that if at any time you cannot make the investor representations or warranties set forth in the Prospectus of the Subscription Agreement relating to such investment, you must promptly notify Carter Validus Mission Critical REIT, Inc. in writing of that fact.

Complete this section to enroll in the Distribution Reinvestment Plan, to elect to receive distributions by direct deposit and/or to elect to receive distributions by check. If you elect direct deposit, you must attach a voided check with this completed Subscription Agreement. You can choose to have all or a portion of your distributions reinvested through the Distribution Reinvestment Plan. You must indicate the percentage of our distribution to be applied to each option selected and the sum of the allocations must equal 100%. (If you do not complete this section, distributions will be paid to the registered owner at the address in Section 3.

IRA accounts may not direct distributions without the custodian’s approval.)

7. Broker—Dealer and Registered Representative Information

PLEASE NOTE: The Broker-Dealer or Registered Investment Advisor must complete and sign this section of the Subscription Agreement.

All Fields are Mandatory.

Required Representations: By signing Section 7, the registered representative of the Broker-Dealer or Registered Investment Advisor confirms on behalf of the Broker-Dealer that he or she:

• has reasonable grounds to believe the information and representations concerning the investor identified herein are true, correct, and complete in all respects;

• has discussed the investor’s prospective purchase of shares with such investor;

• has advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the shares and other fundamental risks related to the investment in the shares, the restrictions on transfer of the shares and the risk that the investor could lose his or her entire investment in the shares;

• has delivered to the investor the Prospectus required to be delivered in connection with this subscription;

• has reasonable grounds to believe the investor is purchasing these shares for the account referenced in Section 4, and

• has reasonable grounds to believe the purchase of shares is a suitable investment for such investor, and such investor meets the suitability standards applicable to the investor set forth in the Prospectus and such investor is in a financial position to enable the investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.

In addition, the registered representative of the Broker-Dealer or Registered Investment Advisor represents that he or she and the Broker-Dealer, (i) are duly licensed and may lawfully offer and sell the shares in the state where the investment was made and in the state designated as the investor’s legal residence in

Section 3; and (ii) agree to maintain records of the information used to determine that an investment in shares is suitable and appropriate for the investor for a period of six years.

8. Electronic Delivery (Optional)

Instead of receiving paper copies of this Prospectus, our Prospectus supplements, annual reports, proxy statements, and other stockbroker communications and reports, you may elect to receive electronic delivery of stockholder communications from Carter Validus Mission Critical REIT, Inc. If you would like to consent to electronic delivery, including pursuant to CD-ROM or electronic mail, please sign and return this election with your Subscription Agreement.

By signing the Subscription Agreement in section 8, you acknowledge and agree that you will not receive paper copies of any stockholder communications unless (i) you notify Carter Validus Mission Critical REIT, Inc. that you are revoking this election with respect to all stockholder communications or (ii) you specifically request that Carter Validus Mission Critical REIT, Inc. send a paper copy of a particular stockholder communications to you. Carter Validus Mission Critical REIT, Inc. has advised you that you have the right to revoke this election at any time and receive all stockholder communications as paper copies through the mail. You also understand that you have the right to request a paper copy of any stockholder communication. By electing electronic delivery, you understand that you may incur certain costs associated with spending time online and downloading and printing stockholder communications and you may be required to download software to read documents delivered in electronic format. Electronic delivery also involves risks related to system or network outages that could impair your timely receipt of or access to stockholder communications.

9. Subscriber Signatures

Please separately initial each of the representations in paragraph (1) through (5). If an Alabama or New Jersey resident you must also initial paragraph (6), if a California resident you must also initial paragraph (7), if a Kansas or Massachusetts resident you must also initial paragraph (8), if a Kentucky, Michigan, Pennsylvania or Tennessee resident you must also initial paragraph (9), if an Iowa, Maine, North Dakota, Ohio or Oregon resident you must also initial paragraph (10) and if a Nebraska resident you must also initial paragraph (11). Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

Please refer to the Prospectus under “Suitability Standards” to verify that you meet the minimum suitability standards imposed by the state of your primary residence.

By signing this Subscription Agreement, you agree to provide the information in Section 9 of the agreement and confirm the information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity,

we reserve the right to take action as we deem appropriate, including, but not limited to, closing your account or refusing to establish your account.

PLEASE NOTE: Only original, completed copies of the Subscription Agreement can be accepted. We cannot accept photocopied or otherwise duplicated Subscription Agreements.

The Subscription Agreement, together with a check made payable to “Carter Validus Mission Critical REIT” for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

Regular Mail

Investment Processing Department

c/o DST Systems, Inc.

P.O. Box 219731

Kansas City, MO 64121-9731

Toll Free: 877.907.1148

Overnight Mail

Investment Processing Department

c/o DST Systems, Inc.

430 W. 7th Street

Kansas City, MO 64105

Toll Free: 877.907.1148

Payment may be wired to:

UMB Bank, N.A.

1010 Grand Boulevard, 4th Floor

Kansas City, MO 64106

ABA #: 101000695

Account #: 9871916944

FAO: (Include Account Title)

6/12 CV0010-C

CARTER VALIDUS
MISSION CRITICAL REIT

O'DONNELL
STRATEGIC INDUSTRIAL REIT

Subscription Agreement

This subscription agreement is not valid for use in AL, AR or TN.

1. Investment

Amount of Subscription: State of Sale:

Minimum Initial Investment is $2,000 ($2,500 - New York)
Money Orders, Traveler's Checks, Starter Checks, Foreign Checks, Counter Checks, Third-Party Checks or Cash cannot be accepted.

Investment Amount

Payment will be made with:
- ☐ Enclosed Checks
- ☐ Funds Wired
- ☐ Funds to Follow

Carter Validus Mission Critical REIT, Inc. (CVMC REIT, Inc.) .... ______

O'Donnell Strategic Industrial REIT, Inc. (ODSI REIT, Inc.) .... ______

2. Account Type - Check One Box Only

Non-Qualified Registration Types

- ☐ Individual (If TOD, attach application)
- ☐ Joint Tenant* (If TOD, attach application)
- ☐ Tenants in Common*
- ☐ Community Property*
- ☐ Trust**
- ☐ Non-Profit Organization**
- ☐ UGMA: State of ______
- ☐ UTMA: State of ______
- ☐ Corporation**
  - ☐ S-Corp ☐ C-Corp
  - (Will default to S-Corp if nothing is marked)
- ☐ Partnership**
- ☐ Other (Specify) ______

Qualified Registration Types

- ☐ Traditional (Individual) IRA
- ☐ Simple IRA
- ☐ Beneficial IRA
  - as Beneficiary for: ______
- ☐ Profit Sharing Plan**
- ☐ KEOGH Plan**
- ☐ SEP IRA
- ☐ ROTH IRA
- ☐ Pension Plan**

**All parties must sign.*

***Please attach pages of trust/plan document (or corporate resolution) which lists the names of trust/plan, trustees, signatures and date. The Certification of Investment Powers for Trust Accounts form may be completed in lieu of providing trust documents.*

3. Investor Information - SSN or TIN Required

Investor #1 Name: SSN/Tax ID: DOB:

Investor #2 Name: SSN/Tax ID: DOB:

Street Address:

City: State: Zip Code:

Optional
Mailing Address:

City: State: Zip Code:

Phone (day): Phone (evening):

E-mail:

☐ US Citizen ☐ US Citizen residing outside the US

☐ Foreign citizen, country: ______ ☐ Check here if you are subject to backup withholding

4. Investment Title - SSN or TIN Required

Please print names in which shares of common stock are to be registered. Include trust name if applicable. If IRA or qualified plan, include both custodian and investor names and Tax ID Numbers. If same as above, write "Same."

Title Line 1:

Title Line 2:

Primary SSN/TIN: Secondary SSN/TIN:

Over Please

F-1

5. Custodian/ Trustee Information

Make checks payable to the custodian and send ALL paperwork directly to the custodian.

Trustee Name:

Trustee Address 1:

Trustee Address 2:

Trustee City: State: Zip Code:

Trustee Telephone Number: Trustee Tax Identification Number:

Investor’s Account Number with Trustee:

Important Note About Proxy Voting: By signing this subscription agreement, Custodian/Trustee REIT, Inc. and/or ODSI REIT, Inc. that are beneficially owned by the investor as date at any meeting of the stockholders of CVMC REIT and/or ODSI REIT, Inc. This REIT, Inc. and/or ODSI REIT, Inc. is hereby authorized to notify the investor of

6. Distribution Information (Choose one or more of the following options)

If you select more than one option you must indicate the percentage of your distribution to be applied to each option and the sum of the allocations must equal 100%.

If you do not complete this section, distributions will be paid to the registered owner at

If you elect to participate in the Distribution Reinvestment Plan, you agree that, if at any time you fail to meet the applicable suitability standards set forth in the then current Prospectus for CVMC REIT, Inc. and/or ODSI REIT, Inc., as applicable, you

(as applicable) , c/o DST Systems, Inc, 430 W. 7th Street, Kansas City, MO 64105.

% of Distribution

I prefer to participate in the Distribution Reinvestment Plan, as described in the applicable Prospectus for CVMC REIT, Inc. and/or ODSI REIT, Inc.

Send distributions via check to investor’s home address (or for Qualified Plans to the address listed

Send distributions via check to the alternate payee listed here (not available for Qualified Plans without

Name:

Address:

City: State: Zip Code:

Account Number:

Direct Deposit (Attach Voided Check) I authorize CVMC REIT, Inc. and/or ODSI REIT, Inc. or its agent to deposit my distributions in the checking or savings account identified below. This authority will remain in force until I

REIT, Inc. and/or ODSI REIT, Inc. deposits funds erroneously into my account, CVMC REIT, Inc. and/or ODSI REIT, Inc. is authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Financial Institution Name:% of Distribution Checking

ABA/ Routing Number: Account Number: Savings

7. Broker—Dealer and Registered Representative Information

Broker-Dealer Name:

Representative Name: Rep Number:

Representative’s Firm Name: Branch ID:

Representative’s Address:

Representative’s City: State: Zip Code:

Representative’s Phone: Representative’s Fax Number:

Representative’s E-mail Address:

This Subscription was made as follows:

Through a participating Broker-Dealer

Shares are being purchased net of commissions

Through a participating RIA* unaffiliated with a participating

*A participating RIA is a RIA who has entered into a Placement Agreement

Based on the information I obtained from the subscriber regarding the

ODSI REIT, Inc. that I have reasonable grounds for believing that the purchase of the shares by the Subscriber is a suitable and appropriate investment for this Subscriber.

Signature of Financial Representative: Date:

(If required by Broker-Dealer)

Branch Manager Signature: Date:

8. Electronic Delivery (Optional)

Instead of receiving paper copies of the Prospectus for CVMC REIT, Inc. and/or ODSI REIT, Inc., and Prospectus supplements, annual reports, proxy statements, and other stockbroker communications and reports, you may elect to receive electronic delivery of stockholder communications from CVMC REIT, Inc. and/or ODSI REIT, Inc. If you would like to consent to electronic delivery, including pursuant to CD-ROM or electronic mail, please sign and return this election with your Subscription Agreement.

By signing below, I acknowledge and agree that I will not receive paper copies of any stockholder communications unless (i) I notify CVMC REIT, Inc. and/or ODSI REIT, Inc. that I am revoking this election with respect to all stockholder communications or (ii) I specifically request that CVMC REIT, Inc. and/or ODSI REIT, Inc. send a paper copy of a particular stockholder communications to me. CVMC REIT, Inc. and/or ODSI REIT, Inc. has advised me that I have the right to revoke this election at any time and receive all stockholder communications as paper copies through the mail. I also understand that I have the right to request a paper copy of any stockholder communication.

By electing electronic delivery, I understand that I may incur certain costs associated with spending time online and downloading and printing stockholder communications and I may be required to download software to read documents delivered in electronic format. Electronic delivery also involves risks related to system or network outages that could impair my timely receipt of or access to stockholder communications.

Electronic Delivery Acknowledgement Only

Signature of Investor: ____________________ Date: ____________

Signature of Joint Investor: ____________________ Date: ____________

E-mail: (If blank - email from Section 3 will be used) ____________________

9. Subscriber Signatures for CVMC REIT, Inc.

Please separately initial each of the representations below. Except in the case of fiduciary, you may not grant any person or power of attorney to make such representations on your behalf. I hereby acknowledge and/or represent the following:

____ Owner ____ Co-Owner

1. I (we) have received the final Prospectus of CVMC REIT, Inc. at least five business days before signing the Subscription Agreement.

____ Owner ____ Co-Owner

2. I (we) have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my (our) state of primary residence as set forth in the Prospectus under "Suitability Standards." I (we) will not purchase additional shares unless I (we) meet the applicable suitability requirements set forth in the Prospectus at the time of purchase.

____ Owner ____ Co-Owner

3. I (we) acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.

____ Owner ____ Co-Owner

4. I (we) am/are purchasing the shares for the account referenced above.

____ Owner ____ Co-Owner

5. I (we) acknowledge that I (we) will not be admitted as a stockholder until my (our) investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.

____ Owner ____ Co-Owner

6. For residents of **New Jersey** only: My (our) liquid worth is at least 10 times my (our) investment in this or similar programs.

____ Owner ____ Co-Owner

7. For residents of **California** only: I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $100,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment does not exceed ten percent (10%) of my (our) net worth; provided, however, that such suitability standards shall not be applicable to an individual (or a husband and wife) who, including the proposed purchase, has not purchased more than $2,500 worth of securities issued or proposed to be issued by us within the 12 months preceding the proposed sale.

____ Owner ____ Co-Owner

8. If I (we) am/are a **Kansas or Massachusetts** Investor: I (we) acknowledge that the Office of the Kansas Securities Commissioner and the Massachusetts Securities Division recommend that investors limit their aggregate investment in shares of CVMC REIT, Inc. and other similar direct participation investments to not more than 10% of their liquid net worth. For purposes of this recommendation for Kansas investors, liquid net worth is defined as that portion of net worth that is comprised of cash, cash equivalents and readily marketable securities.

9. Subscriber Signatures for CVMC REIT, Inc., continued

____ Owner ____ Co-Owner 9. For residents of **Kentucky, Michigan and Pennsylvania** only: My (our) liquid net worth is at least 10 times my (our) maximum investment in CVMC REIT, Inc.

____ Owner ____ Co-Owner 10. For residents of **Iowa, Maine, North Dakota, Ohio and Oregon** only: My (our) investment in CVMC REIT, Inc. and all affiliates of CVMC REIT, Inc. does not exceed 10% of my (our) liquid net worth.

____ Owner ____ Co-Owner 11. For residents of **Nebraska** only: I (we) either: (i) have a minimum net worth (excluding home, home furnishings and automobiles) of at least $100,000 and an annual income of $70,000, or (ii) have a minimum net worth (excluding home, home furnishings and automobiles) of at least $350,000. In addition, my (our) investment does not exceed ten percent of my (our) net worth (excluding home, home furnishings and automobiles).

I ACKNOWLEDGE RECEIPT OF THE PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY OR ANY OTHER DELIVERY METHOD. IF A SUBSCRIBER'S SUBSCRIPTION IS ACCEPTED, CVMC REIT, INC. WILL SEND THE SUBSCRIBER CONFIRMATION OF HIS OR HER PURCHASE AFTER HE OR SHE HAS BEEN ADMITTED AS A STOCKHOLDER.

Substitute W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on the Subscription is true, correct and complete, (ii) that I am not subject to backup withholding either because I have not been notified that I am subject to backup agreement withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholdings, and (iii) I am a U.S. person.

Signature of Investor: Date:

Signature of Joint Investor or
for Qualified Plans, of Trustee/Custodian: Date:

10. Subscriber Signatures for ODSI REIT, Inc.

Please separately initial each of the representations below. Except in the case of fiduciary, you may not grant any person or power of attorney to make such representations on your behalf. I hereby acknowledge and/or represent the following:

____ Owner ____ Co-Owner 1. I (we) have received the final Prospectus of ODSI REIT, Inc. at least five business days before signing the Subscription Agreement.

____ Owner ____ Co-Owner 2. I (we) have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my (our) state of primary residence as set forth in the Prospectus under "Suitability Standards." I (we) will not purchase additional shares unless I (we) meet the applicable suitability requirements set forth in the Prospectus at the time of purchase.

____ Owner ____ Co-Owner 3. I (we) acknowledge that there is no public market for the shares and, thus, my (our) investment in shares is not liquid.

____ Owner ____ Co-Owner 4. I (we) am purchasing the shares for the account referenced above.

____ Owner ____ Co-Owner 5. I (we) acknowledge that I (we) will not be admitted as a stockholder until my (our) investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.

____ Owner ____ Co-Owner 6. If I (we) am/are a **Kansas or Massachusetts** Investor: I (we) acknowledge that the Office of the Kansas Securities Commissioner and the Massachusetts Securities Division recommend that investors limit their aggregate investment in shares of ODSI REIT, Inc. and other similar direct participation investments with limited liquidity to not more than 10% of their liquid net worth. For purposes of this recommendation for Kansas and Massachusetts investors, liquid net worth is defined as that portion of net worth that is comprised of cash, cash equivalents and readily marketable securities.

____ Owner ____ Co-Owner 7. For residents of **Maine** only: I (we) acknowledge that the Maine Office of Securities recommends that my (our) aggregate investment in this offering and similar direct participation investments not exceed 10% of my (our) liquid net worth. Liquid net worth, as used in the preceding sentence, is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

F-4

10.	Subscriber Signatures for ODSI REIT, Inc., continued

Owner Co-Owner 8. For residents of Iowa, Kentucky and Oregon only: My (our) investment in ODSI REIT, Inc. and all affiliates of ODSI REIT, Inc. may not exceed

Owner Co-Owner 9. For residents of Nebraska only: I (we) either: (i) have a minimum net worth (excluding home,

home furnishings and automobiles) of at least

or (ii) have a minimum net worth (excluding home, home furnishings and automobiles) of at least $350,000. In addition, my (our)

net worth (excluding home, home furnishings and automobiles).

Owner Co-Owner 10. For residents of North Dakota only: In addition to meeting the suitability standards established by

ODSI REIT, Inc. as set forth above, I (we) have a net worth of at least 10 times my (our) investment in

ODSI REIT, Inc. and its affiliates. Net worth,

net worth which consists of cash, cash equivalents and readily marketable securities.

Owner Co-Owner 11. For residents of Pennsylvania only: My (our) maximum investment in this offering may not exceed 10%

of my (our) net worth (excluding the value of home, home furnishing and automobiles).

I ACKNOWLEDGE RECEIPT OF THE PROSPECTUS, RNET, ON WHETHER A CD-ROM, OVER ATHE PAPER INTE OTHER DELIVERY METHOD. IF A SUBSCRIBER’S SUBSCRIPTION IS CONFIRMATION OF HIS OR HER PURCHASE AFTER HE OR SHE HAS BEEN Substitute W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer (ii) that I am not subject to backup fied withholding that I am either subjectbecause to backup I have report all interest or distributions, fied me or that the I Internal am no longer Revenue subject Service to

Signature of Investor: Date:

Signature of Joint Investor or

for Qualified Plans, of Trustee/Custodian: Date:

F-5

MAILING INSTRUCTIONS

PLEASE NOTE: Only original, completed copies of the Subscription Agreement can be accepted. We cannot accept photocopied or otherwise duplicated Subscription Agreements.

The Subscription Agreement, together with any payments being made by check, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

Regular Mail Overnight Mail

Investment Processing Department Investment Processing Department

c/o DST Systems, Inc. c/o DST Systems, Inc.

P.O. Box 219731 430 W. 7th Street

Kansas City, MO 64121-9731 Kansas City, MO 64105

Toll Free: 888.292.3178 Toll Free: 888.292.3178

PAYMENT INSTRUCTIONS

Carter Validus Mission Critical REIT, Inc. Investors: The portion of your purchase that is for Carter Validus Mission Critical REIT, Inc., can be included as a check made payable to “Carter Validus Mission Critical REIT, Inc.” or wired to:

UMB Bank, N.A.

1010 Grand Boulevard, 4th Floor

Kansas City, MO 64106 ABA #: 101000695 Account #: 9871916944

FAO: (Include Account Title)

O’Donnell Strategic Industrial REIT, Inc. Investors: The Subscription Agreement, together with a check made payable to “O’Donnell Strategic Industrial REIT, Inc.” for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

UMB Bank, N.A.

1010 Grand Boulevard, 4th Floor

Kansas City, MO 64106 ABA #: 101000695 Account #: 9871917029

FAO: (Include Account Title)

O’Donnell Strategic Industrial REIT, Inc. Investors in Pennsylvania and Tennessee*: Until we have raised the minimum offering amount required in the states of Pennsylvania and Tennessee, the Subscription Agreement, together with a check made payable to “UMB Bank, N.A., as Escrow Agent for O’Donnell Strategic Industrial REIT, Inc.” for the full purchase price, should be delivered by your Broker-Dealer or Registered Investment Advisor, as applicable, to the UMB Bank address below. Please refer to the “Plan of Distribution-Special Notice to Pennsylvania Investors” and “Plan of Distribution-Special Notice to Tennessee Investors” sections of the Prospectus for additional information regarding the Pennsylvania and Tennessee escrow requirements.

UMB Bank, N.A., as Escrow Agent for O’Donnell Strategic Industrial REIT, Inc. 1010 Grand Boulevard, 4th Floor

Kansas City, MO 64106 ABA #: 101000695 Account #: 9871917029

FAO: (Include Account Title)

* Pennsylvania and Tennessee Investors please refer to the “Plan of Distribution-Special Notice to Pennsylvania Investors” and “Plan of Distribution-Special Notice to Tennessee Investors” sections of the O’Donnell Strategic Industrial REIT, Inc. Prospectus for additional information regarding the Pennsylvania and Tennessee escrow requirements.

8/12 SC0039-D

F-6

Investor Instructions

Please follow these instructions carefully. Failure to do so could result in the rejection of your subscription.

This subscription agreement is not valid for use in AL, AR or TN.

1. Investment

PLEASE NOTE: Money orders, traveler’s checks, starter checks, foreign checks, counter checks, third-party checks or cash will not be accepted.

A minimum initial investment of $2,000 is required, except in New York, where the minimum investment is $2,500. In no event shall any investment be less than $100.

Note to Pennsylvania and Tennessee Investors in O’Donnell Strategic Industrial REIT, Inc.: Until O’Donnell Strategic Industrial REIT, Inc. has raised the minimum offering amount required in the states of Pennsylvania and Tennessee, the Subscription Agreement, together with a check made payable to “UMB Bank, N.A., as Escrow Agent for O’Donnell Strategic Industrial REIT, Inc.” for the amount of your investment in O’Donnell Strategic Industrial REIT, Inc., should be delivered by your Broker-Dealer or Registered Investment Advisor, as applicable, to the UMB Bank address below. Please refer to the “Plan of Distribution-Special Notice to Pennsylvania Investors” and “Plan of Distribution-Special Notice to Tennessee Investors” sections of the O’Donnell Strategic Industrial REIT, Inc. Prospectus for additional information regarding the Pennsylvania and Tennessee escrow requirements.

2. Account Type- Check One Box Only

Please check the appropriate box to indicate the account type of the subscription.

3. Investor Information—SSN or TIN Required

You must include a permanent street address even if your mailing address is a P.O. Box. If the investment is to be held by joint owners you must provide the requested investor information for each joint owner.

Enter the name(s), mailing address and telephone numbers of the registered owner of the investment. Partnerships, corporations and other organizations should include the name of an individual to whom correspondence should be addressed. Non-resident aliens must also supply IRS form W-8BEN.

All investors must complete the space provided .for By taxpayer signing in identification Section 9 that this number is correct.

4. Investment Title—SSN or TIN Required

All investors must complete the space provided .for By taxpayer signing in identification Section 9 that this number is correct.

Please print the exact name(s) in which shares are to be registered. and taxpayer identification numbers of the investor and the custodian or

5. Custodian/ Trustee Information

Make checks payable to the custodian and send ALL paperwork directly to the custodian.

If you wish to purchase shares through an IRA, and need an IRA account, State Street Bank has agreed to serve as IRA custodian for such purpose. Carter

Validus Mission Critical REIT, Inc. and/or O’Donnell Strategic Industrial

Street Bank. Thereafter, investors will be responsible for the annual IRA maintenance fees. Further information about custodial services is available through your broker or our dealer manager.

Complete this section if the registered owner of the investment will be a Custodian Plan or Trust.

Over Please

6. Distribution Information (Choose one or more of the following options)

PLEASE NOTE: If you elect to participate in the Distribution Reinvestment Plan of Carter Validus Mission Critical REIT, Inc. and/or O'Donnell Strategic Industrial REIT, Inc., you must agree that if at any time you cannot make the investor representations or warranties set forth in the Prospectus or the Subscription Agreement relating to such investment, you must promptly notify the Investment Processing Department for Carter Validus Mission Critical REIT, Inc. and/or O'Donnell Strategic Industrial REIT, Inc. in writing of that fact.

Complete this section to enroll in the Distribution Reinvestment Plan of Carter Validus Mission Critical REIT, Inc. and/or O'Donnell Strategic Industrial REIT, Inc., to elect to receive distributions by direct deposit and/or to elect to receive distributions by check. If you elect direct deposit, you must attach a voided check with this completed Subscription Agreement. You can choose to have all or a portion of your distributions reinvested through the Distribution Reinvestment Plan. You must indicate the percentage of our distribution to be applied to each option selected and the sum of the allocations must equal 100%. (If you do not complete this section, distributions will be paid to the registered owner at the address in Section 3. IRA accounts may not direct distributions without the custodian's approval.)

7. Broker - Dealer and Registered Representative Information

PLEASE NOTE: The Broker-Dealer or Registered Investment Advisor must complete and sign this section of the Subscription Agreement. All Fields are Mandatory.

Required Representations: By signing Section 7, the registered representative of the Broker-Dealer or Registered Investment Advisor confirms on behalf of the Broker-Dealer that he or she:

- has reasonable grounds to believe the information and representations concerning the investor identified herein are true, correct, and complete in all respects;
- has discussed the investor's prospective purchase of shares with such investor;
- has advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the shares and other fundamental risks related to the investment in the shares, the restrictions on transfer of the shares and the risk that the investor could lose his or her entire investment in the shares;
- has delivered to the investor the Prospectus required to be delivered in connection with this subscription;
- has reasonable grounds to believe the investor is purchasing these shares for the account referenced in Section 4, and
- has reasonable grounds to believe the purchase of shares is a suitable investment for such investor, and such investor meets the suitability standards applicable to the investor set forth in the Prospectus and such investor is in a financial position to enable the investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.

In addition, the registered representative of the Broker-Dealer or Registered Investment Advisor represents that he or she and the Broker-Dealer, (i) are duly licensed and may lawfully offer and sell the shares in the state where the investment was made and in the state designated as the investor's legal residence in Section 3; and (ii) agree to maintain records of the information used to determine that an investment in shares is suitable and appropriate for the investor for a period of six years.

8. Electronic Delivery (Optional)

Instead of receiving paper copies of the applicable Prospectus, Prospectus supplements, annual reports, proxy statements, and other stockbroker communications and reports, you may elect to receive electronic delivery of stockholder communications from Carter Validus Mission Critical REIT, Inc. and/or O'Donnell Strategic Industrial REIT, Inc. If you would like to consent to electronic delivery, including pursuant to CD-ROM or electronic mail, please sign and return this election with your Subscription Agreement.

By signing the Subscription Agreement in Section 8, you acknowledge and agree that you will not receive paper copies of any stockholder communications unless (i) you notify Carter Validus Mission Critical REIT, Inc. and/or O'Donnell Strategic Industrial REIT, Inc. that you are revoking this election with respect to all stockholder communications or (ii) you specifically request that Carter Validus Mission Critical REIT, Inc. and/or O'Donnell Strategic Industrial REIT, Inc. send a paper copy of a particular stockholder communications to you. Carter Validus Mission Critical REIT, Inc. and/or O'Donnell Strategic Industrial REIT, Inc. has advised you that you have the right to revoke this election at any time and receive all stockholder communications as paper copies through the mail. You also understand that you have the right to request a paper copy of any stockholder communication. By electing electronic delivery, you understand that you may incur certain costs associated with spending time online and downloading and printing stockholder communications and you may be required to download software to read documents delivered in electronic format. Electronic delivery also involves risks related to system or network outages that could impair your timely receipt of or access to stockholder communications.

9. Subscriber Signatures for Carter Validus Mission Critical REIT, Inc.

Please separately initial each of the representations in paragraph (1) through (5). If a New Jersey resident you must also initial paragraph (6), if a California resident you must also initial paragraph (7), if a Kansas or Massachusetts resident you must also initial paragraph (8), if a Kentucky, Michigan or Pennsylvania resident you must also initial paragraph (9), if an Iowa, Maine, North Dakota, Ohio or Oregon resident you must also initial paragraph (10) and if a Nebraska resident you must also initial paragraph (11). Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

Please refer to the Carter Validus Mission Critical REIT, Inc. Prospectus under "Suitability Standards" to verify that you meet the minimum suitability standards imposed by the state of your primary residence.

By signing this Subscription Agreement, you agree to provide the information in Section 9 and/or 10 of the agreement and confirm the information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including, but not limited to, closing your account or refusing to establish your account.

10. Subscriber Signatures for O'Donnell Strategic Industrial REIT, Inc.

Please separately initial each of the representations in paragraph (1) through (5). If a Kansas or Massachusetts resident you must also initial paragraph (6), if a Maine resident you must also initial paragraph (7), if an Iowa, Kentucky, or Oregon resident you must also initial paragraph (8), if an Nebraska resident you must also initial paragraph (9), if a North Dakota resident you must also initial paragraph (10), and if a Pennsylvania resident you must also initial paragraph (11). Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

Please refer to the O'Donnell Strategic Industrial REIT, Inc. Prospectus under "Suitability Standards" to verify that you meet the minimum suitability standards imposed by the state of your primary residence.

By signing this Subscription Agreement, you agree to provide the information in Section 9 and/or 10 of the agreement and confirm the information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including, but not limited to, closing your account or refusing to establish your account.

MAILING INSTRUCTIONS

PLEASE NOTE: Only original, completed copies of the Subscription Agreement can be accepted. We cannot accept photocopied or otherwise duplicated Subscription Agreements.

The Subscription Agreement, together with any payments being made by check, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

Regular Mail
Investment Processing Department
c/o DST Systems, Inc.
P.O. Box 219731
Kansas City, MO 64121-9731
Toll Free: 888.292.3178

Overnight Mail
Investment Processing Department
c/o DST Systems, Inc.
430 W. 7th Street
Kansas City, MO 64105
Toll Free: 888.292.3178

PAYMENT INSTRUCTIONS

Carter Validus Mission Critical REIT, Inc. Investors: The portion of your purchase that is for Carter Validus Mission Critical REIT, Inc., can be included as a check made payable to "Carter Validus Mission Critical REIT, Inc." or wired to:

UMB Bank, N.A.
1010 Grand Boulevard, 4th Floor
Kansas City, MO 64106
ABA #: 101000695
Account #: 9871916944
FAO: (Include Account Title)

O'Donnell Strategic Industrial REIT, Inc. Investors: The Subscription Agreement, together with a check made payable to "O'Donnell Strategic Industrial REIT, Inc." for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

UMB Bank, N.A.
1010 Grand Boulevard, 4th Floor
Kansas City, MO 64106
ABA #: 101000695
Account #: 9871917029
FAO: (Include Account Title)

O'Donnell Strategic Industrial REIT, Inc. Investors in Pennsylvania and Tennessee*: Until we have raised the minimum offering amount required in the states of Pennsylvania and Tennessee, the Subscription Agreement, together with a check made payable to "UMB Bank, N.A., as Escrow Agent for O'Donnell Strategic Industrial REIT, Inc." for the full purchase price, should be delivered by your Broker-Dealer or Registered Investment Advisor, as applicable, to the UMB Bank address below. Please refer to the "Plan of Distribution-Special Notice to Pennsylvania Investors" and "Plan of Distribution-Special Notice to Tennessee Investors" sections of the Prospectus for additional information regarding the Pennsylvania and Tennessee escrow requirements.

UMB Bank, N.A., as Escrow Agent for
O'Donnell Strategic Industrial REIT, Inc.
1010 Grand Boulevard, 4th Floor
Kansas City, MO 64106
ABA #: 101000695
Account #: 9871917029
FAO: (Include Account Title)

* Pennsylvania and Tennessee Investors please refer to the "Plan of Distribution-Special Notice to Pennsylvania Investors" and "Plan of Distribution-Special Notice to Tennessee Investors" sections of the O'Donnell Strategic Industrial REIT, Inc. Prospectus for additional information regarding the Pennsylvania and Tennessee escrow requirements.

8/12 SC0040-D

F-9

Subscription Agreement

This subscription agreement is not valid for use in AL, AR or TN.

1. Investment

Amount of Subscription: State of Sale:

Minimum Initial Investment is $2,000 ($2,500—New York)

Money Orders, Traveler’s Checks, Starter Checks, Foreign Checks, Counter Checks, Third-Party Checks or Cash cannot be accepted.

Investment Amount

Carter Validus Mission Critical REIT, Inc. .

(CVMC REIT, Inc.)

O’Donnell Strategic Industrial REIT, Inc. .

(ODSI REIT, Inc.)

Sierra Income Corporation .

(SIC)

Payment will be made with:

Enclosed Checks

Funds Wired

Funds to Follow

2. Account Type—Check One Box Only

Individual (If TOD, attach application) UGMA: State of Traditional (Individual) IRA SEP IRA

Joint Tenant* (If TOD, attach application) UTMA: State of Simple IRA ROTH IRA

Tenants in Common* Corporation** Beneficial IRA

Community Property* as Beneficiary for:

Trust** Partnership** Profit Sharing Plan** Pension Plan**

Non-Profit Organization** Other (Specify) KEOGH Plan**

Non-Qualified Registration Types Qualified Registration Types

S-Corp C-Corp

(Will default to S-Corp if nothing is marked)

*All parties must sign. **Please attach pages of trust/plan document (or corporate resolution) which lists the names of trust/plan, trustees, signatures and date. The Certification of Investment Powers for Trust Accounts form may be completed in lieu of providing trust documents.

3. Investor Information—SSN or TIN Required

Investor #1 Name: SSN/Tax ID: DOB:

Investor #2 Name: SSN/Tax ID: DOB:

Street Address:

City: State: Zip Code:

Optional

Mailing Address:

City: State: Zip Code:

Phone (day): Phone (evening):

E-mail:

US Citizen US Citizen residing outside the US

Foreign citizen, country: Check here if you are subject to backup withholding

Over Please

4. Investment Title—SSN or TIN Required

Please print names in which shares of common stock are to be registered. Include trust name if applicable. If IRA or qualified plan, include both custodian and investor names and Tax ID Numbers. If same as above, write “Same.” Investor Information—SSN or TIN Required

Title Line 1:

Title Line 2:

Primary SSN/TIN: Secondary SSN/TIN:

5. Custodian/ Trustee Information

Make checks payable to the custodian and send ALL paperwork directly to the custodian.

Trustee Name:

Trustee Address 1:

Trustee Address 2:

Trustee City: State: Zip Code:

Trustee Telephone Number: Trustee Tax Identification Number:

Investor’s Account Number with Trustee:

Important Note About Proxy Voting: By signing this subscription agreement, Custodian/Trustee authorizes the investor to vote the number of shares of common stock of CVMC REIT, Inc. and/or ODSI REIT, Inc. and/or SIC that are beneficially owned by the investor as reflected on the records of CVMC REIT, Inc. and/or ODSI REIT, Inc. and/or SIC as of the applicable record date at any meeting of the stockholders of CVMC REIT, Inc. and/or ODSI REIT, Inc. and/or SIC. This authorization shall remain in place until revoked in writing by Custodian/Trustee. CVMC REIT, Inc. and/or ODSI REIT, Inc. and/or SIC is hereby authorized to notify the investor of his or her right to vote consistent with this authorization.

6. Distribution Information (Choose one or more of the following options)

If you select more than one option you must indicate the percentage of your distribution to be applied to each option and the sum of the allocations must equal 100%.

If you do not complete this section, distributions will be paid to the registered owner at the address in Section 3. IRA accounts may not direct distributions without the custodian’s approval.

If you elect to participate in the Distribution Reinvestment Plan, you agree that, if at any time you fail to meet the applicable suitability standards set forth in the then current Prospectus for CVMC REIT, Inc. and/or ODSI REIT, Inc. and/or SIC, as applicable, you will promptly provide written notification to: CVMC REIT, Inc. and/or ODSI REIT, Inc. and/or SIC (as applicable) , c/o DST Systems, Inc, 430 W. 7th Street, Kansas City, MO 64105.

% of Distribution

I prefer to participate in the Distribution Reinvestment Plan, as described in the applicable Prospectus for CVMC REIT, Inc. and/or

ODSI REIT, Inc. and/or SIC

Send distributions via check to investor’s home address (or for Qualified Plans to the address listed in Section 5)

Send distributions via check to the alternate payee listed here (not available for Qualified Plans without custodial approval)

Name:

Address:

City: State: Zip Code:

Account Number:

Direct Deposit (Attach Voided Check) I authorize CVMC REIT, Inc. and/or ODSI REIT, Inc. and/or SIC or its agent to deposit my distributions in the checking or savings account identified below. This authority will remain in force until I notify CVMC REIT, Inc. and/or ODSI REIT, Inc. and/or SIC in writing to cancel it. In the event that CVMC REIT, Inc. and/or ODSI REIT, Inc. and/or SIC deposits funds erroneously into my account, CVMC REIT, Inc. and/or ODSI REIT, Inc. and/or SIC is authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Checking

Savings

Financial Institution Name: % of Distribution

ABA/ Routing Number: Account Number:

7. Broker—Dealer and Registered Representative Information

Broker-Dealer Name:

Representative Name: Rep Number:

Representative’s Firm Name: Branch ID:

Representative’s Address:

Representative’s City: State: Zip Code:

Representative’s Phone: Representative’s Fax Number:

Representative’s E-mail Address:

This Subscription was made as follows:

Through a participating Broker-Dealer

Through a participating RIA* unaffiliated with a participating Broker-Dealer

*A participating RIA is a RIA who has entered into a Placement Agreement

Shares are being purchased net of commissions

Based on the information I obtained from the subscriber regarding the subscriber’s financial situation and investment objectives, I hereby certify to CVMC REIT, Inc. and/or ODSI REIT, Inc. and/or SIC that I have reasonable grounds for believing that the purchase of the shares by the Subscriber is a suitable and appropriate investment for this Subscriber.

Signature of Financial Representative: Date:

(If required by Broker-Dealer)

Branch Manager Signature: Date:

8. Electronic Delivery (Optional)

Instead of receiving paper copies of the Prospectus for CVMC REIT, Inc. and/or ODSI REIT, Inc. and/or SIC, and Prospectus supplements, annual reports, proxy statements, and other stockbroker communications and reports, you may elect to receive electronic delivery of stockholder communications from CVMC REIT, Inc. and/or ODSI REIT, Inc. and/or SIC. If you would like to consent to electronic delivery, including pursuant to CD-ROM or electronic mail, please sign and return this election with your Subscription Agreement.

By signing below, I acknowledge and agree that I will not receive paper copies of any stockholder communications unless (i) I notify CVMC REIT, Inc. and/or ODSI REIT, Inc. and/or SIC that I am revoking this election with respect to all stockholder communications or (ii) I specifically request that CVMC REIT, Inc. and/or ODSI REIT, Inc. and/or SIC send a paper copy of a particular stockholder communications to me. CVMC REIT, Inc. and/or ODSI REIT, Inc. and/or SIC has advised me that I have the right to revoke this election at any time and receive all stockholder communications as paper copies through the mail. I also understand that I have the right to request a paper copy of any stockholder communication.

By electing electronic delivery, I understand that I may incur certain costs associated with spending time online and downloading and printing stockholder communications and I may be required to download software to read documents delivered in electronic format. Electronic delivery also involves risks related to system or network outages that could impair my timely receipt of or access to stockholder communications.

Signature of Investor: Date:

Signature of Joint Investor: Date:

E-mail: (If blank—email from Section 3 will be used)

Electronic Delivery

Acknowledgement

Only

9. Subscriber Signatures for CVMC REIT, Inc.

Please separately initial each of the representations below. Except in the case of fiduciary, you may not grant any person or power of attorney to make such representations on your behalf. I hereby acknowledge and/or represent the following:

Owner Co-Owner 1. I (we) have received the final Prospectus of CVMC REIT, Inc. at least five business days before signing the Subscription Agreement.

Owner Co-Owner 2. I (we) have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles)

of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my (our) state of primary residence as set forth in the Prospectus under “Suitability Standards.” I (we) will not purchase additional shares unless I (we)

meet the applicable suitability requirements set forth in the Prospectus at the time of purchase.

Owner Co-Owner 3. I (we) acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.

Owner Co-Owner 4. I (we) am/are purchasing the shares for the account referenced above.

Owner Co-Owner 5. I (we) acknowledge that I (we) will not be admitted as a stockholder until my (our) investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA

Patriot Act and payment of the full purchase price of the shares.

Owner Co-Owner 6. For residents of New Jersey only: My (our) liquid worth is at least 10 times my (our) investment in this or similar programs.

Owner Co-Owner 7. For residents of California only: I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $100,000 and had during the last year or estimate that

I (we) will have in the current year gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment does not exceed ten percent (10%) of my

(our) net worth; provided, however, that such suitability standards shall not be applicable to an individual (or a husband and wife) who, including the proposed purchase, has not purchased more than $2,500 worth of securities issued or proposed to be issued by us within the 12 months preceding the proposed sale.

9. Subscriber Signatures for CVMC REIT, Inc., continued

Owner Co-Owner 8. If I (we) am/are a Kansas or Massachusetts Investor: I (we) acknowledge that the Office of the Kansas

Securities Commissioner and the Massachusetts Securities Division recommend that investors limit their aggregate investment in shares of CVMC REIT, Inc. and other similar direct participation investments to not more than 10% of their liquid net worth. For purposes of this recommendation for Kansas investors, liquid net worth is defined as that portion of net worth that is comprised of cash, cash equivalents and readily marketable securities.

Owner Co-Owner 9. For residents of Kentucky, Michigan and Pennsylvania only: My (our) liquid net worth is at least 10 times my (our) maximum investment in CVMC REIT, Inc.

Owner Co-Owner 10. For residents of Iowa, Maine, North Dakota, Ohio and Oregon only: My (our) investment in

CVMC REIT, Inc. and all affiliates of CVMC REIT, Inc. does not exceed 10% of my (our) liquid net worth.

Owner Co-Owner 11. For residents of Nebraska only: I (we) either: (i) have a minimum net worth (excluding home,

home furnishings and automobiles) of at least $100,000 and an annual income of $70,000,

or (ii) have a minimum net worth (excluding home, home furnishings and automobiles) of at least $350,000. In addition, my (our) investment does not exceed ten percent of my (our)

net worth (excluding home, home furnishings and automobiles).

I ACKNOWLEDGE RECEIPT OF THE PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY OR ANY

OTHER DELIVERY METHOD. IF A SUBSCRIBER’S SUBSCRIPTION IS ACCEPTED, CVMC REIT, INC. WILL SEND THE SUBSCRIBER

CONFIRMATION OF HIS OR HER PURCHASE AFTER HE OR SHE HAS BEEN ADMITTED AS A STOCKHOLDER.

Substitute W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on the Subscription is true, correct and complete, (ii) that I am not subject to backup withholding either because I have not been notified that I am subject to backup agreement withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholdings, and (iii) I am a U.S. person.

Signature of Investor: Date:

Signature of Joint Investor or

for Qualified Plans, of Trustee/Custodian: Date:

10.	Subscriber Signatures for ODSI REIT, Inc.

Please separately initial each of the representations below. Except in the case of fiduciary, you may not grant any person or power of attorney to make such representations on your behalf. I hereby acknowledge and/or represent the following:

Owner Co-Owner 1. I (we) have received the final Prospectus of ODSI REIT, Inc. at least five business days before signing the Subscription Agreement.

Owner Co-Owner 2. I (we) have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles)

of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my (our) state of primary residence as set forth in the Prospectus under “Suitability Standards.” I (we) will not purchase additional shares unless I (we)

meet the applicable suitability requirements set forth in the Prospectus at the time of purchase.

Owner Co-Owner 3. I (we) acknowledge that there is no public market for the shares and, thus, my (our) investment in shares is not liquid.

Owner Co-Owner 4. I (we) am purchasing the shares for the account referenced in Section 4.

Owner Co-Owner 5. I (we) acknowledge that I (we) will not be admitted as a stockholder until my (our) investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA

Patriot Act and payment of the full purchase price of the shares.

10. Subscriber Signatures for ODSI REIT, Inc., continued

Owner Co-Owner 6. If I (we) am/are a Kansas or Massachusetts Investor: I (we) acknowledge that the Office of the Kansas

Securities Commissioner and the Massachusetts Securities Division recommend that investors limit their aggregate investment in shares of ODSI REIT, Inc. and other similar direct participation investments with limited liquidity to not more than 10% of their liquid net worth. For purposes of this recommendation for Kansas and Massachusetts investors, liquid net worth is defined as that portion of net worth that is comprised of cash, cash equivalents and readily marketable securities.

Owner Co-Owner 7. For residents of Maine only: I (we) acknowledge that the Maine Office of Securities recommends that my (our) aggregate investment in this offering and similar direct participation investments not exceed 10% of my (our) liquid net worth. Liquid net worth, as used in the preceding sentence, is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

Owner Co-Owner 8. For residents of Iowa, Kentucky and Oregon only: My (our) investment in ODSI REIT, Inc. and all affiliates of ODSI REIT, Inc. may not exceed 10% of my (our) liquid net worth.

Owner Co-Owner 9. For residents of Nebraska only: I (we) either: (i) have a minimum net worth (excluding home,

home furnishings and automobiles) of at least $100,000 and an annual income of $70,000,

or (ii) have a minimum net worth (excluding home, home furnishings and automobiles) of at least $350,000. In addition, my (our) investment does not exceed ten percent of my (our)

net worth (excluding home, home furnishings and automobiles).

Owner Co-Owner 10. For residents of North Dakota only: In addition to meeting the suitability standards established by ODSI REIT, Inc. as set forth above, I (we) have a net worth of at least 10 times my (our) investment in ODSI REIT, Inc. and its affiliates. Net worth, as used in the preceding sentence, is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

Owner Co-Owner 11. For residents of Pennsylvania only: My (our) maximum investment in this offering may not exceed 10% of my (our) net worth (excluding the value of home, home furnishing and automobiles).

I ACKNOWLEDGE RECEIPT OF THE PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY OR ANY OTHER DELIVERY METHOD. IF A SUBSCRIBER’S SUBSCRIPTION IS ACCEPTED, ODSI REIT, INC. WILL SEND THE SUBSCRIBER CONFIRMATION OF HIS OR HER PURCHASE AFTER HE OR SHE HAS BEEN ADMITTED AS A STOCKHOLDER.

Substitute W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on the Subscription is true, correct and complete, (ii) that I am not subject to backup withholding either because I have not been notified that I am subject to backup agreement withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholdings, and (iii) I am a U.S. person.

Signature of Investor: Date:

Signature of Joint Investor or

for Qualified Plans, of Trustee/Custodian: Date:

11. Subscriber Signatures for SIC

Please separately initial each of the representations below. Except in the case of fiduciary, you may not grant any person or power of attorney to make such representations on your behalf. I hereby acknowledge and/or represent the following:

Owner Co-Owner 1. I have received the final Prospectus of Sierra Income Corporation at least five business days before signing the Subscription Agreement.

Owner Co-Owner 2. I have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles)

of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my state of primary residence as set forth in the Prospectus under “Suitability Standards.” I will not purchase additional shares unless I meet the applicable suitability requirements set forth in the Prospectus at the time of purchase.

Owner Co-Owner 3. I acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.

Owner Co-Owner 4. I am purchasing the shares for the account referenced in Section 4.

11. Subscriber Signatures for SIC, continued

Owner Co-Owner 5. I acknowledge that I will not be admitted as a stockholder until my investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription

Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.

Owner Co-Owner 6. Iowa: In addition to the suitability standards noted above, an Iowa investor’s total investment in us shall not exceed 10% of his or her liquid net worth. Liquid net worth is that portion of an investor’s net worth that consists of cash, cash equivalents and readily marketable securities.

Owner Co-Owner 7. Kansas: In addition to the suitability standards noted above, it is recommended by the Office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and other non-traded business development companies. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

Owner Co-Owner 8. Kentucky: In addition to the suitability standards noted above, a Kentucky investor must have (i) either gross annual income of at least $85,000 and a minimum net worth of $85,000 (as defined in the NASAA Omnibus Guidelines), or (ii) a minimum net worth alone of $300,000. Moreover, no Kentucky resident shall invest more than 10% of his or her liquid net worth in these securities.

Owner Co-Owner 9. Maine: In addition to the suitability standards noted above, the Maine Office of Securities recommends that an investor’s aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents, and readily marketable securities.

Owner Co-Owner 10. Massachusetts: In addition to the suitability standards noted above, the Massachusetts

Securities Division recommends that an investor’s aggregate investment in this offering and similar offerings, including direct participation investments, not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents, and readily marketable securities.

Owner Co-Owner 11. Nebraska: In addition to the suitability standards noted above, a Nebraska investor must have either (a) an annual gross income of at least $100,000 and a net worth (not including home, furnishings and personal automobiles) of at least $350,000, or (b) a net worth (not including home, furnishings and personal automobiles) of at least $500,000. In addition, a Nebraska investor may not invest more than 10% of his or her net worth in this offering.

Owner Co-Owner 12. New Jersey: In addition to the suitability standards noted above, the New Jersey Bureau of Securities recommends than an investor’s aggregate investment in this offering and similar direct participation program investments not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.”

Owner Co-Owner 13. New Mexico: In addition to the suitability standards noted above, a New Mexico resident’s investment should not exceed 10% of his or her liquid net worth in this and other non-traded business development companies. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

Owner Co-Owner 14. North Dakota: In addition to the suitability standards noted above, North Dakota requires that shares may only be sold to residents of North Dakota that represent they have a net worth of at least ten times their investment in the issuer and its affiliates and that they meet one of the established suitability standards.

Owner Co-Owner 15. Oklahoma: In addition to the suitability standards noted above, an Oklahoma investor must limit his or her investment in the Company to 10% of his or her net worth (excluding home, furnishings, and automobiles.)

Owner Co-Owner 16. Oregon: In addition to the suitability standards noted above, an Oregon investor must limit is or her investment in the Company to 10% of his or her net worth (excluding home, furnishings, and automobiles).

Owner Co-Owner 17. Texas: In addition to the suitability standards noted above, Texas residents purchasing shares (i) must have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $250,000; and (ii) may not invest more than 10% of their net worth in us. For Texas residents, “net worth” does not include the value of one’s home, home furnishings or automobiles.

11. Subscriber Signatures for SIC, continued

I ACKNOWLEDGE RECEIPT OF THE PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY OR ANY OTHER DELIVERY METHOD. IF A SUBSCRIBER’S SUBSCRIPTION IS ACCEPTED, SIC WILL SEND THE SUBSCRIBER CONFIRMATION OF HIS OR HER PURCHASE AFTER HE OR SHE HAS BEEN ADMITTED AS A STOCKHOLDER.

Substitute W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on the Subscription is true, correct and complete, (ii) that I am not subject to backup withholding either because I have not been notified that I am subject to backup agreement withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholdings, and (iii) I am a U.S. person.

Signature of Investor: Date:

Signature of Joint Investor or

for Qualified Plans, of Trustee/Custodian: Date:

MAILING INSTRUCTIONS

PLEASE NOTE: Only original, completed copies of the Subscription Agreement can be accepted. We cannot accept photocopied or otherwise duplicated Subscription Agreements.

The Subscription Agreement, together with any payments being made by check, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

Regular Mail

Investment Processing Department

c/o DST Systems, Inc.

P.O. Box 219731

Kansas City, MO 64121-9731

Toll Free: 888.292.3178

Overnight Mail

Investment Processing Department

c/o DST Systems, Inc.

430 W. 7th Street

Kansas City, MO 64105

Toll Free: 888.292.3178

PAYMENT INSTRUCTIONS

Carter Validus Mission Critical REIT, Inc. Investors: The portion of your purchase that is for Carter Validus Mission Critical REIT, Inc., can be included as a check made payable to Carter Validus Mission Critical REIT, Inc. or wired to:

UMB Bank, N.A.

1010 Grand Boulevard, 4th Floor

Kansas City, MO 64106

ABA #: 101000695

Account #: 9871916944

FAO: (Include Account Title)

O’Donnell Strategic Industrial REIT, Inc. Investors: The Subscription Agreement, together with a check made payable to “O’Donnell Strategic Industrial REIT, Inc.” for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

UMB Bank, N.A.,

1010 Grand Boulevard, 4th Floor

Kansas City, MO 64106

ABA #: 101000695

Account #: 9871917029

FAO: (Include Account Title)

O’Donnell Strategic Industrial REIT, Inc. Investors in Pennsylvania and Tennessee*: Until we have raised the minimum offering amount required in the states of Pennsylvania and Tennessee, the Subscription Agreement, together with a check made payable to “UMB Bank, N.A., as Escrow Agent for O’Donnell Strategic Industrial REIT, Inc.” for the full purchase price, should be delivered by your Broker-Dealer or Registered Investment Advisor, as applicable, to the UMB Bank address below. Please refer to the “Plan of Distribution-Special Notice to Pennsylvania Investors” and “Plan of Distribution-Special Notice to Tennessee Investors” sections of the Prospectus for additional information regarding the Pennsylvania and Tennessee escrow requirements.

UMB Bank, N.A., as Escrow Agent for

O’Donnell Strategic Industrial REIT, Inc.

1010 Grand Boulevard, 4th Floor

Kansas City, MO 64106

ABA #: 101000695

Account #: 9871917029

FAO: (Include Account Title)

Sierra Income Corporation Investors: The Subscription Agreement, together with a check made payable to “UMB Bank, N.A., as Agent for Sierra Income Corporation” for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

UMB Bank, N.A., as Agent for

Sierra Income Corporation

1010 Grand Boulevard, 4th Floor

Kansas City, MO 64106

ABA #: 101000695

Account #: 9871976289

FAO: (Include Account Title)

* Pennsylvania and Tennessee Investors please refer to the “Plan of Distribution-Special Notice to Pennsylvania Investors” and “Plan of Distribution-Special Notice to Tennessee Investors” sections of the O’Donnell Strategic Industrial REIT, Inc. Prospectus for additional information regarding the Pennsylvania and Tennessee escrow requirements.

8/12 SC0049-C

Investor Instructions

Please follow these instructions carefully. Failure to do so could result in the rejection of your subscription.

1. Investment

PLEASE NOTE: Money orders, traveler’s checks, starter checks, foreign checks, counter checks, third-party checks or cash will not be accepted.

A minimum initial investment of $2,000 is required, except in New York and Tennessee, where the minimum investment is $2,500. In no event shall any investment be less than $100.

Note to Pennsylvania and Tennessee Investors in O’Donnell Strategic Industrial REIT, Inc.: Until O’Donnell Strategic Industrial REIT, Inc. has raised the minimum offering amount required in the states of Pennsylvania and Tennessee, the Subscription Agreement, together with a check made payable to “UMB Bank, N.A., as Escrow Agent for O’Donnell Strategic Industrial REIT, Inc.” for the amount of your investment in O’Donnell Strategic Industrial REIT, Inc., should be delivered by your Broker-Dealer or Registered Investment Advisor, as applicable, to the UMB Bank address below. Please refer to the “Plan of Distribution-Special Notice to Pennsylvania Investors” and “Plan of Distribution-Special Notice to Tennessee Investors” sections of the O’Donnell Strategic Industrial REIT, Inc. Prospectus for additional information regarding the Pennsylvania and Tennessee escrow requirements.

2. Account Type- Check One Box Only

Please check the appropriate box to indicate the account type of the subscription.

3. Investor Information—SSN or TIN Required

You must include a permanent street address even if your mailing address is a P.O. Box. If the investment is to be held by joint owners you must provide the requested investor information for each joint owner.

Enter the name(s), mailing address and telephone numbers of the registered owner of the investment. Partnerships, corporations and other organizations should include the name of an individual to whom correspondence should be addressed. Non-resident aliens must also supply IRS form W-8BEN.

All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 9 and/or 10 and/or 11, you are certifying that this number is correct.

4. Investment Title—SSN or TIN Required

All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 9 and/or 10 and/or 11, you are certifying that this number is correct.

Please print the exact name(s) in which shares are to be registered. Include the trust/entity name, if applicable. If the account is Qualified, include the names and taxpayer identification numbers of the investor and the custodian or trustee.

5. Custodian/ Trustee Information

Make checks payable to the custodian and send ALL paperwork directly to the custodian.

If you wish to purchase shares through an IRA, and need an IRA account, State Street Bank has agreed to serve as IRA custodian for such purpose. Carter

Validus Mission Critical REIT, Inc. and/or O’Donnell Strategic Industrial REIT, Inc. and/or Sierra Income Corporation will pay the first-year annual IRA maintenance fees of such accounts with State Street Bank. Thereafter, investors will be responsible for the annual IRA maintenance fees. Further information about custodial services is available through your broker or our dealer manager.

Complete this section if the registered owner of the investment will be a Custodian Plan or Trust.

Over Please

6. Distribution Information (Choose one or more of the following options)

PLEASE NOTE: If you elect to participate in the Distribution Reinvestment Plan of Carter Validus Mission Critical REIT, Inc. and/or O’Donnell Strategic Industrial REIT, Inc. and/or Sierra Income Corporation, you must agree that if at any time you cannot make the investor representations or warranties set forth in the Prospectus or the Subscription Agreement relating to such investment, you must promptly notify the Investment Processing Department for Carter Validus Mission Critical REIT, Inc. and/or O’Donnell Strategic Industrial REIT, Inc. and/or Sierra Income Corporation in writing of that fact.

Complete this section to enroll in the Distribution Reinvestment Plan of Carter Validus Mission Critical REIT, Inc. and/or O’Donnell Strategic Industrial REIT, Inc. and/or Sierra Income Corporation, to elect to receive distributions by direct deposit and/or to elect to receive distributions by check. If you elect direct deposit, you must attach a voided check with this completed Subscription Agreement. You can choose to have all or a portion of your distributions reinvested through the Distribution Reinvestment Plan. You must indicate the percentage of our distribution to be applied to each option selected and the sum of the allocations must equal 100%. (If you do not complete this section, distributions will be paid to the registered owner at the address in Section 3. IRA accounts may not direct distributions without the custodian’s approval.)

7. Broker—Dealer and Registered Representative Information

PLEASE NOTE: The Broker-Dealer or Registered Investment Advisor must complete and sign this section of the Subscription Agreement.

All Fields are Mandatory.

Required Representations: By signing Section 7, the registered representative of the Broker-Dealer or Registered Investment Advisor confirms on behalf of the Broker-Dealer that he or she:

• has reasonable grounds to believe the information and representations concerning the investor identified herein are true, correct, and complete in all respects;

• has discussed the investor’s prospective purchase of shares with such investor;

• has advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the shares and other fundamental risks related to the investment in the shares, the restrictions on transfer of the shares and the risk that the investor could lose his or her entire investment in the shares;

• has delivered to the investor the Prospectus required to be delivered in connection with this subscription;

• has reasonable grounds to believe the investor is purchasing these shares for the account referenced in Section 4, and

• has reasonable grounds to believe the purchase of shares is a suitable investment for such investor, and such investor meets the suitability standards applicable to the investor set forth in the Prospectus and such investor is in a financial position to enable the investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.

In addition, the registered representative of the Broker-Dealer or Registered Investment Advisor represents that he or she and the Broker-Dealer, (i) are duly licensed and may lawfully offer and sell the shares in the state where the investment was made and in the state designated as the investor’s legal residence in

Section 3; and (ii) agree to maintain records of the information used to determine that an investment in shares is suitable and appropriate for the investor for a period of six years.

8. Electronic Delivery (Optional)

Instead of receiving paper copies of the applicable Prospectus, Prospectus supplements, annual reports, proxy statements, and other stockbroker communications and reports, you may elect to receive electronic delivery of stockholder communications from Carter Validus Mission Critical REIT, Inc. and/or O’Donnell Strategic Industrial REIT, Inc. and/or Sierra Income Corporation. If you would like to consent to electronic delivery, including pursuant to CD-ROM or electronic mail, please sign and return this election with your Subscription Agreement.

By signing the Subscription Agreement in section 8, you acknowledge and agree that you will not receive paper copies of any stockholder communications unless (i) you notify Carter Validus Mission Critical REIT, Inc. and/or O’Donnell Strategic Industrial REIT, Inc. and/or Sierra Income Corporation that you are revoking this election with respect to all stockholder communications or (ii) you specifically request that Carter Validus Mission Critical REIT, Inc. and/or O’Donnell Strategic Industrial REIT, Inc. and/or Sierra Income Corporation send a paper copy of a particular stockholder communications to you. Carter Validus Mission Critical REIT, Inc. and/or O’Donnell Strategic Industrial REIT, Inc. and/or Sierra Income Corporation has advised you that you have the right to revoke this election at any time and receive all stockholder communications as paper copies through the mail. You also understand that you have the right to request a paper copy of any stockholder communication. By electing electronic delivery, you understand that you may incur certain costs associated with spending time online and downloading and printing stockholder communications and you may be required to download software to read documents delivered in electronic format. Electronic delivery also involves risks related to system or network outages that could impair your timely receipt of or access to stockholder communications.

9. Subscriber Signatures for Carter Validus Mission Critical REIT, Inc.

Please separately initial each of the representations in paragraph (1) through (5). If an Alabama or New Jersey resident you must also initial paragraph (6), if a California resident you must also initial paragraph (7), if a Kansas or Massachusetts resident you must also initial paragraph (8), if a Kentucky, Michigan or Pennsylvania resident you must also initial paragraph (9), if an Iowa, Maine, North Dakota, Ohio or Oregon resident you must also initial paragraph (10) and if a Nebraska resident you must also initial paragraph (11). Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

Please refer to the Carter Validus Mission Critical REIT, Inc. Prospectus under “Suitability Standards” to verify that you meet the minimum suitability standards imposed by the state of your primary residence.

By signing this Subscription Agreement, you agree to provide the information in Section 9 and/or 10 and/or 11 of the agreement and confirm the information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including, but not limited to, closing your account or refusing to establish your account.

10.	Subscriber Signatures for O’Donnell Strategic Industrial REIT, Inc.

Please separately initial each of the representations in paragraph (1) through (5). If a Kansas resident you must also initial paragraph (6), if a Maine resident you must also initial paragraph (7), if an Iowa, Kentucky, or Oregon resident you must also initial paragraph (8), if an Nebraska resident you must also initial paragraph (9), if a North Dakota resident you must also initial paragraph (10) and if a Pennsylvania resident you must also initial paragraph (11). Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

Please refer to the O’Donnell Strategic Industrial REIT, Inc. Prospectus under “Suitability Standards” to verify that you meet the minimum suitability standards imposed by the state of your primary residence.

By signing this Subscription Agreement, you agree to provide the information in Section 9 and/or 10 and/or 11 of the agreement and confirm the information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including, but not limited to, closing your account or refusing to establish your account.

11.	Subscriber Signatures for Sierra Income Corporation

Please separately initial each of the representations in paragraph (1) through (5). If an Iowa resident you must also initial paragraph (6), if a Kansas resident you must also initial paragraph (7), if a Kentucky resident you must also initial paragraph (8), if a Maine resident you must also initial paragraph (9), if a Massachusetts resident you must also initial paragraph (10), if a Nebraska resident you must also initial paragraph (11), if a New Jersey resident you must also initial paragraph (12), if a New Mexico resident you must also initial paragraph (13), if a North Dakota resident you must also initial paragraph (14), if an Oklahoma resident you must also initial paragraph (15), if an Oregon resident you must also initial paragraph (16) and if a Texas resident you must also initial paragraph (17). Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

Please refer to the Prospectus under “Suitability Standards” to verify that you meet the minimum suitability standards imposed by the state of your primary residence.

By signing this Subscription Agreement, you agree to provide the information in Section 9 of the agreement and confirm the information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including, but not limited to, closing your account or refusing to establish your account.

MAILING INSTRUCTIONS

PLEASE NOTE: Only original, completed copies of the Subscription Agreement can be accepted. We cannot accept photocopied or otherwise duplicated Subscription Agreements.

The Subscription Agreement, together with any payments being made by check, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

Regular Mail

Investment Processing Department

c/o DST Systems, Inc.

P.O. Box 219731

Kansas City, MO 64121-9731

Toll Free: 888.292.3178

Overnight Mail

Investment Processing Department

c/o DST Systems, Inc.

430 W. 7th Street

Kansas City, MO 64105

Toll Free: 888.292.3178

PAYMENT INSTRUCTIONS

Carter Validus Mission Critical REIT, Inc. Investors: The portion of your purchase that is for Carter Validus Mission Critical REIT, Inc., can be included as a check made payable to Carter Validus Mission Critical REIT, Inc. or wired to:

UMB Bank, N.A.

1010 Grand Boulevard, 4th Floor Kansas City, MO 64106 ABA #: 101000695 Account #: 9871916944

FAO: (Include Account Title)

O’Donnell Strategic Industrial REIT, Inc. Investors: The Subscription Agreement, together with a check made payable to “O’ Donnell Strategic Industrial REIT, Inc.” for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

UMB Bank, N.A.,

1010 Grand Boulevard, 4th Floor Kansas City, MO 64106 ABA #: 101000695 Account #: 9871917029

FAO: (Include Account Title)

O’Donnell Strategic Industrial REIT, Inc. Investors in Pennsylvania and Tennessee*: Until we have raised the minimum offering amount required in the states of Pennsylvania and Tennessee, the Subscription Agreement, together with a check made payable to “UMB Bank, N.A., as Escrow Agent for O’Donnell Strategic Industrial REIT, Inc.” for the full purchase price, should be delivered by your Broker -Dealer or registered Investment Advisor, as applicable to the UMB Bank address below. Please refer to the “Plan of Distribution-Tennessee Investors” sections of the Prospectus for additional information regarding the Pennsylvania and Tennessee escrow requirements.

UMB Bank, N.A., as Escrow Agent for O’Donnell Strategic Industrial REIT, Inc.

1010 Grand Boulevard, 4th Floor Kansas City, MO 64106 ABA #: 101000695 Account #: 9871917029

FAO: (Include Account Title)

Sierra Income Corporation Investors: The Subscription Agreement, together with a check made payable to “UMB Bank, N.A., as Agent for Sierra Income Corporation” for the full purchase price, should be delivered or mailed by your Broker- Dealer or Registered Investment Advisor, as applicable, to:

UMB Bank, N.A., as Agent for

Sierra Income Corporation

1010 Grand Boulevard, 4th Floor Kansas City, MO 64106 ABA #: 101000695 Account #: 9871976289

FAO: (Include Account Title)

8/12 SC0050-C

* Pennsylvania and Tennessee Investors please refer to the “Plan of Distribution-Special Notice to Pennsylvania Investors”and “Plan of Distribution-Special Notice to Tennessee Investors” sections of the O’Donnell Strategic Industrial REIT, Inc. Prospectus for additional information regarding the Pennsylvania and Tennessee escrow requirements.

8/12 SC0050-C

Subscription Agreement

This subscription agreement is not valid for use in AL, AR or TN.

1. Investment

Amount of Subscription: State of Sale:

Minimum Initial Investment is $2,000 ($2,500—New York)

Money Orders, Traveler’s Checks, Starter Checks, Foreign Checks, Counter Checks, Third-Party Checks or Cash cannot be accepted.

Investment Amount

Carter Validus Mission Critical REIT, Inc. .

(CVMC REIT, Inc.)

Sierra Income Corporation .

(SIC)

Payment will be made with:

Enclosed Checks

Funds Wired

Funds to Follow

2. Account Type—Check One Box Only

Individual (If TOD, attach application) UGMA: State of Traditional (Individual) IRA SEP IRA

Joint Tenant* (If TOD, attach application) UTMA: State of Simple IRA ROTH IRA

Tenants in Common* Corporation** Beneficial IRA

Community Property* as Beneficiary for:

Trust** Partnership** Profit Sharing Plan** Pension Plan**

Non-Profit Organization** Other (Specify) KEOGH Plan**

Non-Qualified Registration Types Qualified Registration Types

S-Corp C-Corp

(Will default to S-Corp if nothing is marked)

*All parties must sign. **Please attach pages of trust/plan document (or corporate resolution) which lists the names of trust/plan, trustees, signatures and date.

The Certification of Investment Powers for Trust Accounts form may be completed in lieu of providing trust documents.

3. Investor Information—SSN or TIN Required

Investor #1 Name: SSN/Tax ID: DOB:

Investor #2 Name: SSN/Tax ID: DOB:

Street Address:

City: State: Zip Code:

Optional

Mailing Address:

City: State: Zip Code:

Phone (day): Phone (evening):

E-mail:

US Citizen US Citizen residing outside the US

Foreign citizen, country: Check here if you are subject to backup withholding

4. Investment Title—SSN or TIN Required

Please print names in which shares of common stock are to be registered. Include trust name if applicable. If IRA or qualified plan, include both custodian and investor names and Tax ID Numbers. If same as above, write “Same.” Investor Information—SSN or TIN Req

Title Line 1:

Title Line 2:

Primary SSN/TIN: Secondary SSN/TIN:

5. Custodian/ Trustee Information

Make checks payable to the custodian and send ALL paperwork directly to the custodian.

Trustee Name:

Trustee Address 1:

Trustee Address 2:

Trustee City: State: Zip Code:

Trustee Telephone Number: Trustee Tax Identification Number:

Investor’s Account Number with Trustee:

Important Note About Proxy Voting: By signing this subscription agreement, Custodian/Trustee authorizes the investor to vote the number of shares of common stock of CVMC REIT, Inc. and/or SIC that are beneficially owned by the investor as reflected on the records of CVMC REIT, Inc. and/or SIC as of the applicable record date at any meeting of the stockholders of CVMC REIT and/or SIC. This authorization shall remain in place until revoked in writing by Custodian/Trustee. CVMC REIT, Inc. and/or SIC is hereby authorized to notify the investor of his or her right to vote consistent with this authorization.

6. Distribution Information (Choose one or more of the following options)

If you select more than one option you must indicate the percentage of your distribution to be applied to each option and the sum of the allocations must equal 100%.

If you do not complete this section, distributions will be paid to the registered owner at the address in Section 3. IRA accounts may not direct distributions without the custodian’s approval.

If you elect to participate in the Distribution Reinvestment Plan, you agree that, if at any time you fail to meet the applicable suitability standards set forth in the then current Prospectus for CVMC REIT, Inc. and/or SIC, as applicable, you will promptly provide written notification to: CVMC REIT, Inc. and/or SIC (as applicable) , c/o DST Systems, Inc, 430 W. 7th Street, Kansas City, MO 64105.

% of Distribution

I prefer to participate in the Distribution Reinvestment Plan, as described in the applicable Prospectus for CVMC REIT, Inc.

Send distributions via check to investor’s home address (or for Qualified Plans to the address listed in Section 5)

Send distributions via check to the alternate payee listed here (not available for Qualified Plans without custodial approval)

and/or SIC

Name:

Address:

City: State: Zip Code:

Account Number:

Direct Deposit (Attach Voided Check) I authorize CVMC REIT, Inc. and/or SIC or its agent to deposit my distributions in the checking or savings account identified below. This authority will remain in force until I notify CVMC REIT, Inc. and/or SIC in writing to cancel it. In the event that CVMC REIT, Inc. and/or

SIC deposits funds erroneously into my account, CVMC REIT, Inc. and/or SIC is authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Checking

Savings

Financial Institution Name: % of Distribution

ABA/ Routing Number: Account Number:

7. Broker—Dealer and Registered Representative Information

Broker-Dealer Name:

Representative Name: Rep Number:

Representative’s Firm Name: Branch ID:

Representative’s Address:

Representative’s City: State: Zip Code:

Representative’s Phone: Representative’s Fax Number:

Representative’s E-mail Address:

This Subscription was made as follows:

Through a participating Broker-Dealer

Through a participating RIA* unaffiliated with a participating Broker-Dealer

*A participating RIA is a RIA who has entered into a Placement Agreement

Shares are being purchased net of commissions

Based on the information I obtained from the subscriber regarding the subscriber’s financial situation and investment objectives, I hereby certify to CVMC REIT, Inc. and/or

SIC that I have reasonable grounds for believing that the purchase of the shares by the Subscriber is a suitable and appropriate investment for this Subscriber.

Signature of Financial Representative: Date:

(If required by Broker-Dealer)

Branch Manager Signature: Date:

8. Electronic Delivery (Optional)

Instead of receiving paper copies of the Prospectus for CVMC REIT, Inc. and/or SIC, and Prospectus supplements, annual reports, proxy statements, and other stockbroker communications and reports, you may elect to receive electronic delivery of stockholder communications from CVMC REIT, Inc. and/or SIC. If you would like to consent to electronic delivery, including pursuant to CD-ROM or electronic mail, please sign and return this election with your Subscription

Agreement.

By signing below, I acknowledge and agree that I will not receive paper copies of any stockholder communications unless (i) I notify CVMC REIT, Inc. and/or SIC that I am revoking this election with respect to all stockholder communications or (ii) I specifically request that CVMC REIT, Inc. and/or SIC send a paper copy of a particular stockholder communications to me. CVMC REIT, Inc. and/or SIC, Inc. has advised me that I have the right to revoke this election at any time and receive all stockholder communications as paper copies through the mail. I also understand that I have the right to request a paper copy of any stockholder communication.

By electing electronic delivery, I understand that I may incur certain costs associated with spending time online and downloading and printing stockholder communications and I may be required to download software to read documents delivered in electronic format. Electronic delivery also involves risks related to system or network outages that could impair my timely receipt of or access to stockholder communications.

Signature of Investor: Date:

Signature of Joint Investor: Date:

E-mail: (If blank—email from Section 3 will be used)

Electronic Delivery

Acknowledgement

Only

9. Subscriber Signatures for CVMC REIT, Inc.

Please separately initial each of the representations below. Except in the case of fiduciary, you may not grant any person or power of attorney to make such representations on your behalf. I hereby acknowledge and/or represent the following:

Owner Co-Owner 1. I (we) have received the final Prospectus of CVMC REIT, Inc. at least five business days before signing the

Subscription Agreement.

Owner Co-Owner 2. I (we) have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles)

of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my (our) state of primary residence as set forth in the Prospectus under “Suitability Standards.” I (we) will not purchase additional shares unless I (we)

meet the applicable suitability requirements set forth in the Prospectus at the time of purchase.

Owner Co-Owner 3. I (we) acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.

Owner Co-Owner 4. I (we) am/are purchasing the shares for the account referenced in Section 4.

Owner Co-Owner 5. I (we) acknowledge that I (we) will not be admitted as a stockholder until my (our) investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA

Patriot Act and payment of the full purchase price of the shares.

Owner Co-Owner 6. For residents of New Jersey only: My (our) liquid worth is at least 10 times my (our) investment in this or similar programs.

Owner Co-Owner 7. For residents of California only: I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $100,000 and had during the last year or estimate that

I (we) will have in the current year gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment does not exceed ten percent (10%) of my

(our) net worth; provided, however, that such suitability standards shall not be applicable to an individual (or a husband and wife) who, including the proposed purchase, has not purchased more than $2,500 worth of securities issued or proposed to be issued by us within the 12 months preceding the proposed sale.

Owner Co-Owner 8. If I (we) am/are a Kansas or Massachusetts Investor: I (we) acknowledge that the Office of the Kansas

Securities Commissioner and the Massachusetts Securities Division recommend that investors limit their aggregate investment in shares of CVMC REIT, Inc. and other similar direct participation investments to not more than 10% of their liquid net worth. For purposes of this recommendation for Kansas investors, liquid net worth is defined as that portion of net worth that is comprised of cash, cash equivalents and readily marketable securities.

9. Subscriber Signatures for CVMC REIT, Inc., continued

Owner Co-Owner 9. For residents of Kentucky, Michigan, Pennsylvania and Tennessee only: My (our) liquid net worth is at least 10 times my (our) maximum investment in CVMC REIT, Inc.

Owner Co-Owner 10. For residents of Iowa, Maine, North Dakota, Ohio and Oregon only: My (our) investment in

CVMC REIT, Inc. and all affiliates of CVMC REIT, Inc. does not exceed 10% of my (our) liquid net worth.

Owner Co-Owner 11. For residents of Nebraska only: I (we) either: (i) have a minimum net worth (excluding home,

home furnishings and automobiles) of at least $100,000 and an annual income of $70,000,

or (ii) have a minimum net worth (excluding home, home furnishings and automobiles) of at least $350,000. In addition, my (our) investment does not exceed ten percent of my (our)

net worth (excluding home, home furnishings and automobiles).

I ACKNOWLEDGE RECEIPT OF THE PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY OR ANY

OTHER DELIVERY METHOD. IF A SUBSCRIBER’S SUBSCRIPTION IS ACCEPTED, CVMC REIT, INC. WILL SEND THE SUBSCRIBER

CONFIRMATION OF HIS OR HER PURCHASE AFTER HE OR SHE HAS BEEN ADMITTED AS A STOCKHOLDER.

Substitute W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on the Subscription is true, correct and complete, (ii) that I am not subject to backup withholding either because I have not been notified that I am subject to backup agreement withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholdings, and (iii) I am a U.S. person.

Signature of Investor: Date:

Signature of Joint Investor or

for Qualified Plans, of Trustee/Custodian: Date:

10.	Subscriber Signatures for Sierra Income Corporation

Please separately initial each of the representations below. Except in the case of fiduciary, you may not grant any person or power of attorney to make such representations on your behalf. I hereby acknowledge and/or represent the following:

Owner Co-Owner 1. I have received the final Prospectus of Sierra Income Corporation at least five business days before signing the Subscription Agreement.

Owner Co-Owner 2. I have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles)

of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my state of primary residence as set forth in the Prospectus under “Suitability Standards.” I will not purchase additional shares unless I meet the applicable suitability requirements set forth in the Prospectus at the time of purchase.

Owner Co-Owner 3. I acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.

Owner Co-Owner 4. I am purchasing the shares for the account referenced in Section 4.

Owner Co-Owner 5. I acknowledge that I will not be admitted as a stockholder until my investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.

Owner Co-Owner 6. Iowa: In addition to the suitability standards noted above, an Iowa investor’s total investment in us shall not exceed 10% of his or her liquid net worth. Liquid net worth is that portion of an investor’s net worth that consists of cash, cash equivalents and readily marketable securities.

Owner Co-Owner 7. Kansas: In addition to the suitability standards noted above, it is recommended by the Office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and other non-traded business development companies. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

10.	Subscriber Signatures for Sierra Income Corporation, continued

Owner Co-Owner 8. Kentucky: In addition to the suitability standards noted above, a Kentucky investor must have (i) either gross annual income of at least $85,000 and a minimum net worth of $85,000 (as defined in the NASAA Omnibus Guidelines), or (ii) a minimum net worth alone of $300,000. Moreover, no Kentucky resident shall invest more than 10% of his or her liquid net worth in these securities.

Owner Co-Owner 9. Maine: In addition to the suitability standards noted above, the Maine Office of Securities recommends that an investor’s aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents, and readily marketable securities.

Owner Co-Owner 10. Massachusetts: In addition to the suitability standards noted above, the Massachusetts

Securities Division recommends that an investor’s aggregate investment in this offering and similar offerings, including direct participation investments, not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents, and readily marketable securities.

Owner Co-Owner 11. Nebraska: In addition to the suitability standards noted above, a Nebraska investor must have either (a) an annual gross income of at least $100,000 and a net worth (not including home, furnishings and personal automobiles) of at least $350,000, or (b) a net worth (not including home, furnishings and personal automobiles) of at least $500,000. In addition, a Nebraska investor may not invest more than 10% of his or her net worth in this offering.

Owner Co-Owner 12. New Jersey: In addition to the suitability standards noted above, the New Jersey Bureau of Securities recommends than an investor’s aggregate investment in this offering and similar direct participation program investments not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.”

Owner Co-Owner 13. New Mexico: In addition to the suitability standards noted above, a New Mexico resident’s investment should not exceed 10% of his or her liquid net worth in this and other non-traded business development companies. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

Owner Co-Owner 14. North Dakota: In addition to the suitability standards noted above, North Dakota requires that shares may only be sold to residents of North Dakota that represent they have a net worth of at least ten times their investment in the issuer and its affiliates and that they meet one of the established suitability standards.

Owner Co-Owner 15. Oklahoma: In addition to the suitability standards noted above, an Oklahoma investor must limit his or her investment in the Company to 10% of his or her net worth (excluding home, furnishings, and automobiles.)

Owner Co-Owner 16. Oregon: In addition to the suitability standards noted above, an Oregon investor must limit is or her investment in the Company to 10% of his or her net worth (excluding home, furnishings, and automobiles).

Owner Co-Owner 17. Texas: In addition to the suitability standards noted above, Texas residents purchasing shares (i) must have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $250,000; and (ii) may not invest more than 10% of their net worth in us. For Texas residents, “net worth” does not include the value of one’s home, home furnishings or automobiles.

I ACKNOWLEDGE RECEIPT OF THE PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY OR ANY

OTHER DELIVERY METHOD. IF A SUBSCRIBER’S SUBSCRIPTION IS ACCEPTED, SIERRA INCOME CORPORATION WILL SEND THE

SUBSCRIBER CONFIRMATION OF HIS OR HER PURCHASE AFTER HE OR SHE HAS BEEN ADMITTED AS A STOCKHOLDER.

Substitute W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on the Subscription is true, correct and complete, (ii) that I am not subject to backup withholding either because I have not been notified that I am subject to backup agreement withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholdings, and (iii) I am a U.S. person.

Signature of Investor: Date:

Signature of Joint Investor or

for Qualified Plans, of Trustee/Custodian: Date:

MAILING INSTRUCTIONS

PLEASE NOTE: Only original, completed copies of the Subscription Agreement can be accepted. We cannot accept photocopied or otherwise duplicated Subscription Agreements.

The Subscription Agreement, together with any payments being made by check, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

Regular Mail

Investment Processing Department

c/o DST Systems, Inc.

P.O. Box 219731

Kansas City, MO 64121-9731

Toll Free: 888.292.3178

PAYMENT INSTRUCTIONS

CVMC REIT, Inc. Investors: The portion of your purchase that is for Carter Validus Mission Critical REIT, Inc., can be included as a check made payable to “Carter Validus Mission Critical REIT, Inc.” or wired to:

UMB Bank, N.A.

1010 Grand Boulevard, 4th Floor

Kansas City, MO 64106

ABA #: 101000695

Account #: 9871916944

FAO: (Include Account Title)

Sierra Income Corporation Investors: The Subscription Agreement, together with a check made payable to “UMB Bank, N.A., as Agent for Sierra Income Corporation” for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

UMB Bank, N.A., as Agent for

Sierra Income Corporation

1010 Grand Boulevard, 4th Floor

Kansas City, MO 64106

ABA #: 101000695

Account #: 9871976289

FAO: (Include Account Title)

8/12 SC0044-C

Investor Instructions

Please follow these instructions carefully. Failure to do so could result in the rejection of your subscription.

1. Investment

PLEASE NOTE: Money orders, traveler’s checks, starter checks, foreign checks, counter checks, third-party checks or cash will not be accepted.

A minimum initial investment of $2,000 is required, except in New York and Tennessee, where the minimum investment is $2,500. In no event shall any investment be less than $100.

2. Account Type- Check One Box Only

Please check the appropriate box to indicate the account type of the subscription.

3. Investor Information—SSN or TIN Required

You must include a permanent street address even if your mailing address is a P.O. Box. If the investment is to be held by joint owners you must provide the requested investor information for each joint owner.

Enter the name(s), mailing address and telephone numbers of the registered owner of the investment. Partnerships, corporations and other organizations should include the name of an individual to whom correspondence should be addressed. Non-resident aliens must also supply IRS form W-8BEN.

All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 9 and/or 10, you are certifying that this number is correct.

4. Investment Title—SSN or TIN Required

All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 9 and/or 10, you are certifying that this number is correct.

Please print the exact name(s) in which shares are to be registered. Include the trust/entity name, if applicable. If the account is Qualified, include the names and taxpayer identification numbers of the investor and the custodian or trustee.

5. Custodian/ Trustee Information

Make checks payable to the custodian and send ALL paperwork directly to the custodian.

If you wish to purchase shares through an IRA, and need an IRA account, State Street Bank has agreed to serve as IRA custodian for such purpose. Carter

Validus Mission Critical REIT, Inc. and/or Sierra Income Corporation will pay the first-year annual IRA maintenance fees of such accounts with State Street Bank. Thereafter, investors will be responsible for the annual IRA maintenance fees. Further information about custodial services is available through your broker or our dealer manager.

Complete this section if the registered owner of the investment will be a Custodian Plan or Trust.

6. Distribution Information (Choose one or more of the following options)

PLEASE NOTE: If you elect to participate in the Distribution Reinvestment Plan of Carter Validus Mission Critical REIT, Inc. and/or Sierra Income Corporation, you must agree that if at any time you cannot make the investor representations or warranties set forth in the Prospectus or the Subscription Agreement relating to such investment, you must promptly notify the Investment Processing Department for Carter Validus Mission Critical REIT, Inc. and/or Sierra Income Corporation in writing of that fact.

Complete this section to enroll in the Distribution Reinvestment Plan of Carter Validus Mission Critical REIT, Inc. and/or Sierra Income Corporation, to elect to receive distributions by direct deposit and/or to elect to receive distributions by check. If you elect direct deposit, you must attach a voided check with this completed Subscription Agreement. You can choose to have all or a portion of your distributions reinvested through the Distribution Reinvestment Plan. You must indicate the percentage of our distribution to be applied to each option selected and the sum of the allocations must equal 100%. (If you do not complete this section, distributions will be paid to the registered owner at the address in Section 3. IRA accounts may not direct distributions without the custodian’s approval.)

7. Broker—Dealer and Registered Representative Information

PLEASE NOTE: The Broker-Dealer or Registered Investment Advisor must complete and sign this section of the Subscription Agreement.

All Fields are Mandatory.

Required Representations: By signing Section 7, the registered representative of the Broker-Dealer or Registered Investment Advisor confirms on behalf of the Broker-Dealer that he or she:

• has reasonable grounds to believe the information and representations concerning the investor identified herein are true, correct, and complete in all respects;

• has discussed the investor’s prospective purchase of shares with such investor;

• has advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the shares and other fundamental risks related to the investment in the shares, the restrictions on transfer of the shares and the risk that the investor could lose his or her entire investment in the shares;

• has delivered to the investor the Prospectus required to be delivered in connection with this subscription;

• has reasonable grounds to believe the investor is purchasing these shares for the account referenced in Section 4, and

• has reasonable grounds to believe the purchase of shares is a suitable investment for such investor, and such investor meets the suitability standards applicable to the investor set forth in the Prospectus and such investor is in a financial position to enable the investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.

In addition, the registered representative of the Broker-Dealer or Registered Investment Advisor represents that he or she and the Broker-Dealer, (i) are duly licensed and may lawfully offer and sell the shares in the state where the investment was made and in the state designated as the investor’s legal residence in

Section 3; and (ii) agree to maintain records of the information used to determine that an investment in shares is suitable and appropriate for the investor for a period of six years.

8. Electronic Delivery (Optional)

Instead of receiving paper copies of the applicable Prospectus, Prospectus supplements, annual reports, proxy statements, and other stockbroker communications and reports, you may elect to receive electronic delivery of stockholder communications from Carter Validus Mission Critical REIT, Inc. and/or Sierra Income Corporation. If you would like to consent to electronic delivery, including pursuant to CD-ROM or electronic mail, please sign and return this election with your Subscription Agreement.

By signing the Subscription Agreement in section 8, you acknowledge and agree that you will not receive paper copies of any stockholder communications unless (i) you notify Carter Validus Mission Critical REIT, Inc. and/or Sierra Income Corporation that you are revoking this election with respect to all stockholder communications or (ii) you specifically request that Carter Validus Mission Critical REIT, Inc. and/or Sierra Income Corporation send a paper copy of a particular stockholder communications to you. Carter Validus Mission Critical REIT, Inc. and/or Sierra Income Corporation has advised you that you have the right to revoke this election at any time and receive all stockholder communications as paper copies through the mail. You also understand that you have the right to request a paper copy of any stockholder communication. By electing electronic delivery, you understand that you may incur certain costs associated with spending time online and downloading and printing stockholder communications and you may be required to download software to read documents delivered in electronic format. Electronic delivery also involves risks related to system or network outages that could impair your timely receipt of or access to stockholder communications.

9. Subscriber Signatures for Carter Validus Mission Critical REIT, Inc.

Please separately initial each of the representations in paragraph (1) through (5). If an Alabama or New Jersey resident you must also initial paragraph (6), if a California resident you must also initial paragraph (7), if a Kansas or Massachusetts resident you must also initial paragraph (8), if a Kentucky, Michigan or Pennsylvania resident you must also initial paragraph (9), if an Iowa, Maine, North Dakota, Ohio or Oregon resident you must also initial paragraph (10) and if a Nebraska resident you must also initial paragraph (11). Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

Please refer to the Carter Validus Mission Critical REIT, Inc. Prospectus under “Suitability Standards” to verify that you meet the minimum suitability standards imposed by the state of your primary residence.

By signing this Subscription Agreement, you agree to provide the information in Section 9 and/or 10 of the agreement and confirm the information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including, but not limited to, closing your account or refusing to establish your account.

10.	Subscriber Signatures for Sierra Income Corporation

Please separately initial each of the representations in paragraph (1) through (5). If an Iowa resident you must also initial paragraph (6), if a Kansas resident you must also initial paragraph (7), if a Kentucky resident you must also initial paragraph (8), if a Maine resident you must also initial paragraph (9), if a Massachusetts resident you must also initial paragraph (10), if a Nebraska resident you must also initial paragraph (11), if a New Jersey resident you must also initial paragraph (12), if a New Mexico resident you must also initial paragraph (13), if a North Dakota resident you must also initial paragraph (14), if an Oklahoma resident you must also initial paragraph (15), if an Oregon resident you must also initial paragraph (16) and if a Texas resident you must also initial paragraph (17). Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

Please refer to the Prospectus under “Suitability Standards” to verify that you meet the minimum suitability standards imposed by the state of your primary residence.

By signing this Subscription Agreement, you agree to provide the information in Section 9 of the agreement and confirm the information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including, but not limited to, closing your account or refusing to establish your account.

MAILING INSTRUCTIONS

PLEASE NOTE: Only original, completed copies of the Subscription Agreement can be accepted. We cannot accept photocopied or otherwise duplicated Subscription Agreements.

The Subscription Agreement, together with any payments being made by check, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

Regular Mail

Investment Processing Department

c/o DST Systems, Inc.

P.O. Box 219731

Kansas City, MO 64121-9731

Toll Free: 888.292.3178

Overnight Mail

Investment Processing Department

c/o DST Systems, Inc.

430 W. 7th Street

Kansas City, MO 64105

Toll Free: 888.292.3178

PAYMENT INSTRUCTIONS

CVMC REIT, Inc. Investors: The portion of your purchase that is for Carter Validus Mission Critical REIT, Inc., can be included as a check made payable to “Carter Validus Mission Critical REIT, Inc.” or wired to:

UMB Bank, N.A.

1010 Grand Boulevard, 4th Floor

Kansas City, MO 64106

ABA #: 101000695

Account #: 9871916944

FAO: (Include Account Title)

Sierra Income Corporation Investors: The Subscription Agreement, together with a check made payable to “UMB Bank, N.A., as Agent for Sierra Income Corporation” for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

UMB Bank, N.A., as Agent for

Sierra Income Corporation

1010 Grand Boulevard, 4th Floor

Kansas City, MO 64106

ABA #: 101000695

Account #: 9871976289

FAO: (Include Account Title)

8/12 SC0045-C